Supplemental Information
First Quarter 2014

This information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries
Consolidated Financial Highlights
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Income statement
Net interest income	$10,085	$10,786	$10,266	$10,549	$10,664
Noninterest income	12,481	10,702	11,264	12,178	12,533
Total revenue, net of interest expense	22,566	21,488	21,530	22,727	23,197
Provision for credit losses	1,009	336	296	1,211	1,713
Noninterest expense	22,238	17,307	16,389	16,018	19,500
Income tax expense (benefit)	(405)	406	2,348	1,486	501
Net income (loss)	(276)	3,439	2,497	4,012	1,483
Preferred stock dividends	238	256	279	441	373
Net income (loss) applicable to common shareholders	(514)	3,183	2,218	3,571	1,110
Diluted earnings (loss) per common share (1)	(0.05)	0.29	0.20	0.32	0.10
Average diluted common shares issued and outstanding (1)	10,560,518	11,404,438	11,482,226	11,524,510	11,154,778
Dividends paid per common share	$0.01	$0.01	$0.01	$0.01	$0.01

Performance ratios
Return on average assets	n/m	0.64%	0.47%	0.74%	0.27%
Return on average common shareholders' equity	n/m	5.74	4.06	6.55	2.06
Return on average tangible common shareholders' equity (2)	n/m	8.61	6.15	9.88	3.12
Return on average tangible shareholders' equity (2)	n/m	8.53	6.32	9.98	3.69

At period end
Book value per share of common stock	$20.75	$20.71	$20.50	$20.18	$20.19
Tangible book value per share of common stock (2)	13.81	13.79	13.62	13.32	13.36
Market price per share of common stock:
Closing price	$17.20	$15.57	$13.80	$12.86	$12.18
High closing price for the period	17.92	15.88	14.95	13.83	12.78
Low closing price for the period	16.10	13.69	12.83	11.44	11.03
Market capitalization	181,117	164,914	147,429	138,156	131,817

Number of banking centers - U.S.	5,095	5,151	5,243	5,328	5,389
Number of branded ATMs - U.S.	16,214	16,259	16,201	16,354	16,311
Full-time equivalent employees	238,560	242,117	247,943	257,158	262,812

(1)
The diluted earnings (loss) per common share excludes the effect of any equity instruments that are antidilutive to earnings per share. The number of antidilutive equity instruments was higher in the first quarter of 2014 due to the net loss.

(2)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate non-GAAP financial measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

n/m = not meaningful

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries
Supplemental Financial Data
(Dollars in millions)

Fully taxable-equivalent (FTE) basis data (1)

	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income	$10,286	$10,999	$10,479	$10,771	$10,875
Total revenue, net of interest expense	22,767	21,701	21,743	22,949	23,408
Net interest yield (2)	2.29%	2.44%	2.33%	2.35%	2.36%
Efficiency ratio	97.68	79.75	75.38	69.80	83.31

(1)
FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

(2)
Beginning in the first quarter of 2014, interest-bearing deposits placed with the Federal Reserve and certain non-U.S. central banks are included in earning assets. Prior period yields have been reclassified to conform to current period presentation.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries
Consolidated Statement of Income
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Interest income
Loans and leases	$8,760	$9,086	$9,146	$9,060	$9,178
Debt securities	1,997	2,447	2,205	2,548	2,549
Federal funds sold and securities borrowed or purchased under agreements to resell	265	304	291	319	315
Trading account assets	1,177	1,139	1,049	1,181	1,337
Other interest income	736	736	691	717	722
Total interest income	12,935	13,712	13,382	13,825	14,101

Interest expense
Deposits	291	314	334	366	382
Short-term borrowings	609	682	683	809	749
Trading account liabilities	435	364	375	427	472
Long-term debt	1,515	1,566	1,724	1,674	1,834
Total interest expense	2,850	2,926	3,116	3,276	3,437
Net interest income	10,085	10,786	10,266	10,549	10,664

Noninterest income
Card income	1,393	1,503	1,444	1,469	1,410
Service charges	1,826	1,870	1,884	1,837	1,799
Investment and brokerage services	3,269	3,117	2,995	3,143	3,027
Investment banking income	1,542	1,738	1,297	1,556	1,535
Equity investment income	784	474	1,184	680	563
Trading account profits	2,467	863	1,266	1,938	2,989
Mortgage banking income	412	848	585	1,178	1,263
Gains on sales of debt securities	377	390	356	457	68
Other income (loss)	412	(101)	260	(76)	(112)
Other-than-temporary impairment losses on available-for-sale debt securities:
Total other-than-temporary impairment losses	(1)	—	(8)	(5)	(14)
Less: Portion of other-than-temporary impairment losses recognized in other comprehensive income	—	—	1	1	5
Net impairment losses recognized in earnings on available-for-sale debt securities	(1)	—	(7)	(4)	(9)
Total noninterest income	12,481	10,702	11,264	12,178	12,533
Total revenue, net of interest expense	22,566	21,488	21,530	22,727	23,197

Provision for credit losses	1,009	336	296	1,211	1,713

Noninterest expense
Personnel	9,749	7,987	8,310	8,531	9,891
Occupancy	1,115	1,116	1,096	1,109	1,154
Equipment	546	526	538	532	550
Marketing	442	457	511	437	429
Professional fees	558	839	702	694	649
Amortization of intangibles	239	266	270	274	276
Data processing	833	800	779	779	812
Telecommunications	370	376	397	411	409
Other general operating	8,386	4,940	3,786	3,251	5,330
Total noninterest expense	22,238	17,307	16,389	16,018	19,500
Income (loss) before income taxes	(681)	3,845	4,845	5,498	1,984
Income tax expense (benefit)	(405)	406	2,348	1,486	501
Net income (loss)	$(276)	$3,439	$2,497	$4,012	$1,483
Preferred stock dividends	238	256	279	441	373
Net income (loss) applicable to common shareholders	$(514)	$3,183	$2,218	$3,571	$1,110

Per common share information
Earnings (loss)	$(0.05)	$0.30	$0.21	$0.33	$0.10
Diluted earnings (loss) (1)	(0.05)	0.29	0.20	0.32	0.10
Dividends paid	0.01	0.01	0.01	0.01	0.01
Average common shares issued and outstanding	10,560,518	10,633,030	10,718,918	10,775,867	10,798,975
Average diluted common shares issued and outstanding (1)	10,560,518	11,404,438	11,482,226	11,524,510	11,154,778

(1)
The diluted earnings (loss) per common share excludes the effect of any equity instruments that are antidilutive to earnings per share. The number of antidilutive equity instruments was higher in the first quarter of 2014 due to the net loss.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries
Consolidated Statement of Comprehensive Income
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net income (loss)	$(276)	$3,439	$2,497	$4,012	$1,483
Other comprehensive income (loss), net-of-tax:
Net change in available-for-sale debt and marketable equity securities	1,289	(2,396)	(631)	(4,233)	(906)
Net change in derivatives	208	227	180	13	172
Employee benefit plan adjustments	49	536	1,380	48	85
Net change in foreign currency translation adjustments	(126)	(1)	(43)	(49)	(42)
Other comprehensive income (loss)	1,420	(1,634)	886	(4,221)	(691)
Comprehensive income (loss)	$1,144	$1,805	$3,383	$(209)	$792

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet
(Dollars in millions)
	March 31 2014	December 31 2013	March 31 2013
Assets
Cash and due from banks	$31,099	$36,852	$33,461
Interest-bearing deposits with the Federal Reserve and non-U.S. central banks	120,546	94,470	67,519
Cash and cash equivalents	151,645	131,322	100,980
Time deposits placed and other short-term investments	12,793	11,540	12,740
Federal funds sold and securities borrowed or purchased under agreements to resell	215,299	190,328	220,623
Trading account assets	195,949	200,993	223,028
Derivative assets	45,302	47,495	52,247
Debt securities:
Carried at fair value	285,576	268,795	305,132
Held-to-maturity, at cost	55,120	55,150	49,577
Total debt securities	340,696	323,945	354,709
Loans and leases	916,217	928,233	911,592
Allowance for loan and lease losses	(16,618)	(17,428)	(22,441)
Loans and leases, net of allowance	899,599	910,805	889,151
Premises and equipment, net	10,351	10,475	11,085
Mortgage servicing rights (includes $4,765, $5,042 and $5,776 measured at fair value)	4,765	5,052	5,896
Goodwill	69,842	69,844	69,930
Intangible assets	5,337	5,574	6,379
Loans held-for-sale	12,317	11,362	19,278
Customer and other receivables	64,135	59,448	70,981
Other assets	121,821	124,090	137,792
Total assets	$2,149,851	$2,102,273	$2,174,819

Assets of consolidated variable interest entities included in total assets above (isolated to settle the liabilities of the variable interest entities)
Trading account assets	$8,052	$8,412	$9,113
Derivative assets	23	185	187
Loans and leases	104,556	109,118	116,236
Allowance for loan and lease losses	(2,614)	(2,674)	(3,310)
Loans and leases, net of allowance	101,942	106,444	112,926
Loans held-for-sale	1,294	1,384	3,229
All other assets	3,970	4,577	4,728
Total assets of consolidated variable interest entities	$115,281	$121,002	$130,183

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet (continued)
(Dollars in millions)
	March 31 2014	December 31 2013	March 31 2013
Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$375,196	$373,084	$357,635
Interest-bearing	676,328	667,714	661,930
Deposits in non-U.S. offices:
Noninterest-bearing	9,050	8,241	7,165
Interest-bearing	73,076	70,232	68,453
Total deposits	1,133,650	1,119,271	1,095,183
Federal funds purchased and securities loaned or sold under agreements to repurchase	203,108	198,106	248,149
Trading account liabilities	89,076	83,469	90,547
Derivative liabilities	36,911	37,407	47,825
Short-term borrowings	51,409	45,999	42,148
Accrued expenses and other liabilities (includes $509, $484 and $486 of reserve for unfunded lending commitments)	149,024	135,662	134,033
Long-term debt	254,785	249,674	279,641
Total liabilities	1,917,963	1,869,588	1,937,526
Shareholders' equity
Preferred stock, $0.01 par value; authorized – 100,000,000 shares; issued and outstanding – 3,407,790, 3,407,790 and 3,685,410 shares	13,352	13,352	18,780
Common stock and additional paid-in capital, $0.01 par value; authorized – 12,800,000,000 shares; issued and outstanding – 10,530,045,485, 10,591,808,296 and 10,822,379,936 shares	153,696	155,293	158,157
Retained earnings	71,877	72,497	63,844
Accumulated other comprehensive income (loss)	(7,037)	(8,457)	(3,488)
Total shareholders' equity	231,888	232,685	237,293
Total liabilities and shareholders' equity	$2,149,851	$2,102,273	$2,174,819

Liabilities of consolidated variable interest entities included in total liabilities above
Short-term borrowings	$1,176	$1,150	$2,539
Long-term debt	18,338	19,448	31,461
All other liabilities	179	253	345
Total liabilities of consolidated variable interest entities	$19,693	$20,851	$34,345

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries
Capital Management
(Dollars in millions)
	Basel 3 Transition	Basel 1
	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Risk-based capital metrics (1, 2):
Common equity tier 1 capital (3)	$151,642	n/a	n/a	n/a	n/a
Tier 1 common capital	n/a	$145,235	$142,825	$139,519	$136,119
Tier 1 capital	155,674	161,456	159,008	156,689	158,677
Total capital	192,867	200,281	198,001	196,752	201,211
Risk-weighted assets (3)	1,282,492	1,297,534	1,289,444	1,288,159	1,298,187
Common equity tier 1 capital ratio	11.8%	n/a	n/a	n/a	n/a
Tier 1 common capital ratio (4)	n/a	11.2%	11.1%	10.8%	10.5%
Tier 1 capital ratio	12.1	12.4	12.3	12.2	12.2
Total capital ratio	15.0	15.4	15.4	15.3	15.5
Tier 1 leverage ratio	7.6	7.9	7.8	7.5	7.5

Tangible equity ratio (5)	7.65	7.86	7.73	7.67	7.78
Tangible common equity ratio (5)	7.00	7.20	7.08	6.98	6.88

(1)	Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C.

(2)
On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity tier 1 capital and Tier 1 capital. We reported under Basel 1 (which included the Market Risk Final Rules) at December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013.

(3)
On a pro-forma basis, under the transition provisions for the Basel 3 Standardized approach (Basel 3 Standardized transition), fourth quarter 2013 common equity tier 1 capital and risk-weighted assets would have been $153,502 million and $1,315,994 million.

(4)	Tier 1 common capital ratio equals Tier 1 capital excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.

(5)
Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate non-GAAP financial measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on pages 42-45.)

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries
Regulatory Capital Reconciliations (1, 2)
(Dollars in millions)
		December 31 2013	September 30 2013	June 30 2013	March 31 2013
Regulatory capital – Basel 1 to Basel 3 (fully phased-in)
Basel 1 Tier 1 capital		$161,456	$159,008	$156,689	$158,677
Deduction of qualifying preferred stock and trust preferred securities		(16,221)	(16,183)	(17,170)	(22,558)
Basel 1 Tier 1 common capital		145,235	142,825	139,519	136,119
Deduction of defined benefit pension assets		(829)	(935)	(787)	(776)
Deferred tax assets and threshold deductions (deferred tax asset temporary differences, MSRs and significant investments)		(4,803)	(4,758)	(6,761)	(4,501)
Net unrealized losses in accumulated OCI on AFS debt and certain marketable equity securities, and employee benefit plans		(5,668)	(3,808)	(4,557)	(372)
Other deductions, net		(1,620)	(1,511)	(1,568)	(1,660)
Basel 3 common equity tier 1 capital (fully phased-in)		$132,315	$131,813	$125,846	$128,810

	March 31 2014
Regulatory capital – Basel 3 transition to fully phased-in
Common equity tier 1 capital (transition)	$151,642
Adjustments and deductions recognized in Tier 1 capital during transition	(9,284)
Other adjustments and deductions phased in during transition	(8,197)
Common equity tier 1 capital (fully phased-in)	$134,161

	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Risk-weighted assets – As reported to Basel 3 (fully phased-in)
As reported risk weighted assets	$1,282,492	$1,297,534	$1,289,444	$1,288,159	$1,298,187
Change in risk-weighted assets from reported to fully phased-in	165,596	164,449
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	1,448,088	1,461,983
Change in risk-weighted assets for advanced models	(86,201)	(132,939)	37,140	22,276	55,454
Basel 3 Advanced approaches risk-weighted assets (fully phased-in)	$1,361,887	$1,329,044	$1,326,584	$1,310,435	$1,353,641

Regulatory capital ratios
Basel 1 Tier 1 common	n/a	11.2%	11.1%	10.8%	10.5%
Basel 3 Standardized approach common equity tier 1 (transition)	11.8%	n/a	n/a	n/a	n/a
Basel 3 Standardized approach common equity tier 1 (fully phased-in)	9.3	9.1	n/a	n/a	n/a
Basel 3 Advanced approaches common equity tier 1 (fully phased-in)	9.9	10.0	9.9	9.6	9.5

(1)
Based on the Basel 3 Advanced approaches, assuming all regulatory model approvals, except for the potential reduction to risk-weighted assets resulting from the removal of the Comprehensive Risk Measure surcharge.

(2)
On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity tier 1 capital and Tier 1 capital. We reported under Basel 1 (which included the Market Risk Final Rules) at December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries
Net Interest Income Excluding Trading-related Net Interest Income
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income (FTE basis)
As reported	$10,286	$10,999	$10,479	$10,771	$10,875
Impact of trading-related net interest income	(903)	(1,051)	(888)	(919)	(1,010)
Net interest income excluding trading-related net interest income (1)	$9,383	$9,948	$9,591	$9,852	$9,865

Average earning assets (2)
As reported	$1,803,298	$1,798,697	$1,789,045	$1,833,541	$1,857,894
Impact of trading-related earning assets	(442,732)	(445,725)	(446,212)	(487,345)	(497,730)
Average earning assets excluding trading-related earning assets (1)	$1,360,566	$1,352,972	$1,342,833	$1,346,196	$1,360,164

Net interest yield contribution (FTE basis) (2, 3)
As reported	2.29%	2.44%	2.33%	2.35%	2.36%
Impact of trading-related activities	0.48	0.49	0.51	0.58	0.56
Net interest yield on earning assets excluding trading-related activities (1)	2.77%	2.93%	2.84%	2.93%	2.92%

(1)	Represents a non-GAAP financial measure.

(2)
Beginning in the first quarter of 2014, interest-bearing deposits placed with the Federal Reserve and certain non-U.S. central banks are included in earning assets. In prior periods, these balances were included with cash and due from banks in the cash and cash equivalents line, consistent with the Consolidated Balance Sheet presentation. Prior periods have been reclassified to conform to current period presentation.

(3)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis
(Dollars in millions)
	First Quarter 2014			Fourth Quarter 2013			First Quarter 2013
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Interest-bearing deposits with the Federal Reserve and non-U.S. central banks (1)	$112,570	$72	0.26%	$90,196	$59	0.26%	$57,108	$33	0.23%
Time deposits placed and other short-term investments	13,880	49	1.43	15,782	48	1.21	16,129	46	1.17
Federal funds sold and securities borrowed or purchased under agreements to resell	212,504	265	0.51	203,415	304	0.59	237,463	315	0.54
Trading account assets	147,583	1,213	3.32	156,194	1,182	3.01	194,364	1,380	2.87
Debt securities (2)	329,711	2,005	2.41	325,119	2,455	3.02	356,399	2,556	2.87
Loans and leases (3):
Residential mortgage	247,556	2,240	3.62	253,974	2,374	3.74	258,630	2,340	3.62
Home equity	92,759	851	3.71	95,388	953	3.97	105,939	997	3.80
U.S. credit card	89,545	2,092	9.48	90,057	2,125	9.36	91,712	2,249	9.95
Non-U.S. credit card	11,554	308	10.79	11,171	310	11.01	11,027	329	12.10
Direct/Indirect consumer	81,728	530	2.63	82,990	565	2.70	82,364	620	3.06
Other consumer	1,962	18	3.66	1,929	17	3.73	1,666	19	4.36
Total consumer	525,104	6,039	4.64	535,509	6,344	4.72	551,338	6,554	4.79
U.S. commercial	228,058	1,651	2.93	225,596	1,700	2.99	210,706	1,666	3.20
Commercial real estate	48,753	368	3.06	46,341	374	3.20	39,179	326	3.38
Commercial lease financing	24,727	234	3.78	24,468	206	3.37	23,534	236	4.01
Non-U.S. commercial	92,840	543	2.37	97,863	544	2.20	81,502	467	2.32
Total commercial	394,378	2,796	2.87	394,268	2,824	2.84	354,921	2,695	3.07
Total loans and leases	919,482	8,835	3.88	929,777	9,168	3.92	906,259	9,249	4.12
Other earning assets	67,568	697	4.18	78,214	709	3.61	90,172	733	3.29
Total earning assets (4)	1,803,298	13,136	2.93	1,798,697	13,925	3.08	1,857,894	14,312	3.11
Cash and due from banks (1)	28,258			35,063			35,738
Other assets, less allowance for loan and lease losses	307,710			301,115			318,798
Total assets	$2,139,266			$2,134,875			$2,212,430

(1)
Beginning in the first quarter of 2014, interest-bearing deposits placed with the Federal Reserve and certain non-U.S. central banks are included in earning assets. In prior periods, these balances were included in the cash and cash equivalents line, consistent with the Consolidated Balance Sheet presentation. Prior periods have been reclassified to conform to current period presentation.

(2)
Beginning in the first quarter of 2014, yields on debt securities carried at fair value are calculated on the cost basis. Prior to the first quarter of 2014, yields on debt securities carried at fair value were calculated based on fair value rather than the cost basis. The use of fair value did not have a material impact on net interest yield.

(3)
Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is generally recognized on a cost recovery basis. Purchased credit-impaired loans were recorded at fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4)
The impact of interest rate risk management derivatives on interest income is presented below. Interest income includes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	First Quarter 2014	Fourth Quarter 2013	First Quarter 2013
Federal funds sold and securities borrowed or purchased under agreements to resell	$13	$15	$11
Debt securities	(2)	(1)	(122)
U.S. commercial	(16)	(14)	(29)
Non-U.S. commercial	—	—	(1)
Net hedge expenses on assets	$(5)	$—	$(141)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis (continued)
(Dollars in millions)
	First Quarter 2014			Fourth Quarter 2013			First Quarter 2013
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$45,196	$1	0.01%	$43,665	$5	0.05%	$42,934	$6	0.05%
NOW and money market deposit accounts	523,237	83	0.06	514,220	89	0.07	501,177	117	0.09
Consumer CDs and IRAs	71,141	84	0.48	74,635	96	0.51	85,109	135	0.64
Negotiable CDs, public funds and other deposits	29,826	27	0.37	29,060	29	0.39	24,147	29	0.50
Total U.S. interest-bearing deposits	669,400	195	0.12	661,580	219	0.13	653,367	287	0.18
Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries	11,058	20	0.74	13,902	22	0.62	12,163	21	0.71
Governments and official institutions	1,857	1	0.14	1,750	1	0.18	1,546	1	0.17
Time, savings and other	60,519	75	0.50	58,513	72	0.49	53,944	73	0.55
Total non-U.S. interest-bearing deposits	73,434	96	0.53	74,165	95	0.51	67,653	95	0.57
Total interest-bearing deposits	742,834	291	0.16	735,745	314	0.17	721,020	382	0.22
Federal funds purchased, securities loaned or sold under agreements to repurchase and short-term borrowings	252,971	609	0.98	271,538	682	1.00	337,644	749	0.90
Trading account liabilities	90,448	435	1.95	82,393	364	1.75	92,047	472	2.08
Long-term debt	253,678	1,515	2.41	251,055	1,566	2.48	273,999	1,834	2.70
Total interest-bearing liabilities (1)	1,339,931	2,850	0.86	1,340,731	2,926	0.87	1,424,710	3,437	0.98
Noninterest-bearing sources:
Noninterest-bearing deposits	375,344			376,929			354,260
Other liabilities	187,438			183,800			196,465
Shareholders’ equity	236,553			233,415			236,995
Total liabilities and shareholders’ equity	$2,139,266			$2,134,875			$2,212,430
Net interest spread			2.07%			2.21%			2.13%
Impact of noninterest-bearing sources			0.22			0.23			0.23
Net interest income/yield on earning assets		$10,286	2.29%		$10,999	2.44%		$10,875	2.36%

(1)
The impact of interest rate risk management derivatives on interest expense is presented below. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

	First Quarter 2014	Fourth Quarter 2013	First Quarter 2013
Consumer CDs and IRAs	$20	$20	$13
Negotiable CDs, public funds and other deposits	3	3	3
Banks located in non-U.S. countries	3	4	3
Federal funds purchased, securities loaned or sold under agreements to repurchase and short-term borrowings	257	260	260
Long-term debt	(875)	(875)	(897)
Net hedge income on liabilities	$(592)	$(588)	$(618)
Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries
Debt Securities and Available-for-Sale Marketable Equity Securities
(Dollars in millions)
	March 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$29,580	$108	$(121)	$29,567
Mortgage-backed securities:
Agency	169,216	830	(4,299)	165,747
Agency-collateralized mortgage obligations	18,464	217	(109)	18,572
Non-agency residential	5,111	244	(97)	5,258
Commercial	1,713	26	(5)	1,734
Non-U.S. securities	7,109	31	(18)	7,122
Corporate/Agency bonds	831	18	(4)	845
Other taxable securities, substantially all asset-backed securities	14,695	42	(15)	14,722
Total taxable securities	246,719	1,516	(4,668)	243,567
Tax-exempt securities	6,443	4	(33)	6,414
Total available-for-sale debt securities	253,162	1,520	(4,701)	249,981
Other debt securities carried at fair value	36,453	82	(940)	35,595
Total debt securities carried at fair value	289,615	1,602	(5,641)	285,576
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	55,120	50	(2,064)	53,106
Total debt securities	$344,735	$1,652	$(7,705)	$338,682
Available-for-sale marketable equity securities (1)	$236	$—	$(20)	$216

	December 31, 2013
Available-for-sale debt securities
U.S. Treasury and agency securities	$8,910	$106	$(62)	$8,954
Mortgage-backed securities:
Agency	170,112	777	(5,954)	164,935
Agency-collateralized mortgage obligations	22,731	76	(315)	22,492
Non-agency residential	6,124	238	(123)	6,239
Commercial	2,429	63	(12)	2,480
Non-U.S. securities	7,207	37	(24)	7,220
Corporate/Agency bonds	860	20	(7)	873
Other taxable securities, substantially all asset-backed securities	16,805	30	(5)	16,830
Total taxable securities	235,178	1,347	(6,502)	230,023
Tax-exempt securities	5,967	10	(49)	5,928
Total available-for-sale debt securities	241,145	1,357	(6,551)	235,951
Other debt securities carried at fair value	34,145	34	(1,335)	32,844
Total debt securities carried at fair value	275,290	1,391	(7,886)	268,795
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	55,150	20	(2,740)	52,430
Total debt securities	$330,440	$1,411	$(10,626)	$321,225
Available-for-sale marketable equity securities (1)	$230	$—	$(7)	$223

(1)	Classified in other assets on the Consolidated Balance Sheet.

Other Debt Securities Carried at Fair Value
(Dollars in millions)	March 31 2014	December 31 2013
U.S. Treasury and agency securities	$4,182	$4,062
Mortgage-backed securities:
Agency	16,290	16,500
Agency-collateralized mortgage obligations	123	218
Commercial	770	749
Non-U.S. securities (1)	14,230	11,315
Total	$35,595	$32,844

(1)	These securities are primarily used to satisfy certain international regulatory liquidity requirements.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment
(Dollars in millions)
	First Quarter 2014
	Total Corporation	Consumer & Business Banking	Consumer Real Estate Services	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$10,286	$4,951	$701	$1,485	$2,301	$1,000	$(152)
Noninterest income	12,481	2,487	491	3,062	1,968	4,015	458
Total revenue, net of interest expense (FTE basis)	22,767	7,438	1,192	4,547	4,269	5,015	306
Provision for credit losses	1,009	812	25	23	265	19	(135)
Noninterest expense	22,238	3,975	8,129	3,359	2,028	3,078	1,669
Income (loss) before income taxes	(480)	2,651	(6,962)	1,165	1,976	1,918	(1,228)
Income tax expense (benefit) (FTE basis)	(204)	993	(1,935)	436	740	608	(1,046)
Net income (loss)	$(276)	$1,658	$(5,027)	$729	$1,236	$1,310	$(182)

Average
Total loans and leases	$919,482	$162,042	$88,914	$115,945	$271,475	$63,696	$217,410
Total assets (1)	2,139,266	595,549	110,564	273,080	392,991	601,541	165,541
Total deposits	1,118,178	534,576	n/m	242,792	256,349	n/m	34,152
Period end
Total loans and leases	$916,217	$160,116	$88,355	$116,482	$273,239	$64,598	$213,427
Total assets (1)	2,149,851	613,244	112,264	274,234	396,952	594,936	158,221
Total deposits	1,133,650	552,256	n/m	244,051	257,437	n/m	32,403

	Fourth Quarter 2013
	Total Corporation	Consumer & Business Banking	Consumer Real Estate Services	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$10,999	$4,948	$716	$1,485	$2,301	$1,143	$406
Noninterest income	10,702	2,550	996	2,994	2,002	2,067	93
Total revenue, net of interest expense (FTE basis)	21,701	7,498	1,712	4,479	4,303	3,210	499
Provision for credit losses	336	427	(474)	26	441	104	(188)
Noninterest expense	17,307	4,051	3,788	3,263	1,926	3,280	999
Income (loss) before income taxes	4,058	3,020	(1,602)	1,190	1,936	(174)	(312)
Income tax expense (benefit) (FTE basis)	619	1,058	(544)	413	670	(131)	(847)
Net income (loss)	$3,439	$1,962	$(1,058)	$777	$1,266	$(43)	$535

Average
Total loans and leases	$929,777	$163,152	$89,687	$115,546	$268,849	$66,494	$226,049
Total assets (1)	2,134,875	590,195	113,584	268,683	379,855	603,111	179,447
Total deposits	1,112,674	528,808	n/m	240,395	259,122	n/m	34,029
Period end
Total loans and leases	$928,233	$165,090	$89,753	$115,846	$269,469	$67,381	$220,694
Total assets (1)	2,102,273	593,163	113,386	274,112	378,590	575,710	167,312
Total deposits	1,119,271	531,707	n/m	244,901	265,102	n/m	27,701

	First Quarter 2013
	Total Corporation	Consumer & Business Banking	Consumer Real Estate Services	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$10,875	$5,013	$743	$1,596	$2,159	$1,110	$254
Noninterest income	12,533	2,399	1,569	2,825	1,871	3,670	199
Total revenue, net of interest expense (FTE basis)	23,408	7,412	2,312	4,421	4,030	4,780	453
Provision for credit losses	1,713	952	335	22	149	5	250
Noninterest expense	19,500	4,155	5,405	3,252	1,842	3,074	1,772
Income (loss) before income taxes	2,195	2,305	(3,428)	1,147	2,039	1,701	(1,569)
Income tax expense (benefit) (FTE basis)	712	857	(1,272)	426	758	589	(646)
Net income (loss)	$1,483	$1,448	$(2,156)	$721	$1,281	$1,112	$(923)

Average
Total loans and leases	$906,259	$165,845	$92,963	$106,082	$244,068	$52,744	$244,557
Total assets (1)	2,212,430	564,658	128,340	282,300	317,198	670,286	249,648
Total deposits	1,075,280	502,508	n/m	253,413	221,275	n/m	35,550
Period end
Total loans and leases	$911,592	$163,820	$90,971	$107,048	$250,985	$57,362	$241,406
Total assets (1)	2,174,819	593,338	129,118	268,266	321,169	626,798	236,130
Total deposits	1,095,183	530,581	n/m	239,853	227,379	n/m	35,758

(1)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries
Consumer & Business Banking Segment Results
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income (FTE basis)	$4,951	$4,948	$5,056	$5,034	$5,013
Noninterest income:
Card income	1,162	1,236	1,175	1,186	1,207
Service charges	1,045	1,097	1,063	1,035	1,013
All other income	280	217	230	179	179
Total noninterest income	2,487	2,550	2,468	2,400	2,399
Total revenue, net of interest expense (FTE basis)	7,438	7,498	7,524	7,434	7,412

Provision for credit losses	812	427	761	967	952

Noninterest expense	3,975	4,051	3,986	4,187	4,155
Income before income taxes	2,651	3,020	2,777	2,280	2,305
Income tax expense (FTE basis)	993	1,058	1,002	891	857
Net income	$1,658	$1,962	$1,775	$1,389	$1,448

Net interest yield (FTE basis)	3.63%	3.58%	3.70%	3.72%	3.89%
Return on average allocated capital (1)	22.81	25.96	23.49	18.60	19.61
Efficiency ratio (FTE basis)	53.46	54.03	52.99	56.32	56.07

Balance Sheet
Average
Total loans and leases	$162,042	$163,152	$165,707	$163,593	$165,845
Total earning assets (2)	553,490	548,295	542,671	542,844	523,313
Total assets (2)	595,549	590,195	583,980	584,289	564,658
Total deposits	534,576	528,808	522,023	522,259	502,508
Allocated capital (1)	29,500	30,000	30,000	30,000	30,000

Period end
Total loans and leases	$160,116	$165,090	$167,254	$164,851	$163,820
Total earning assets (2)	571,081	550,795	547,350	545,847	551,159
Total assets (2)	613,244	593,163	588,790	587,738	593,338
Total deposits	552,256	531,707	526,876	525,099	530,581

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries
Consumer & Business Banking Quarterly Results
(Dollars in millions)
	First Quarter 2014
	Total Consumer & Business Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$4,951	$2,544	$2,407
Noninterest income:
Card income	1,162	16	1,146
Service charges	1,045	1,045	—
All other income	280	115	165
Total noninterest income	2,487	1,176	1,311
Total revenue, net of interest expense (FTE basis)	7,438	3,720	3,718

Provision for credit losses	812	80	732

Noninterest expense	3,975	2,648	1,327
Income before income taxes	2,651	992	1,659
Income tax expense (FTE basis)	993	372	621
Net income	$1,658	$620	$1,038

Net interest yield (FTE basis)	3.63%	1.91%	6.95%
Return on average allocated capital (1)	22.81	15.24	32.41
Efficiency ratio (FTE basis)	53.46	71.22	35.69

Balance Sheet
Average
Total loans and leases	$162,042	$22,518	$139,524
Total earning assets (2)	553,490	539,404	140,407
Total assets (2)	595,549	572,148	149,722
Total deposits	534,576	533,831	n/m
Allocated capital (1)	29,500	16,500	13,000

Period end
Total loans and leases	$160,116	$22,504	$137,612
Total earning assets (2)	571,081	556,997	138,774
Total assets (2)	613,244	589,705	148,229
Total deposits	552,256	551,427	n/m

	Fourth Quarter 2013
	Total Consumer & Business Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$4,948	$2,492	$2,456
Noninterest income:
Card income	1,236	15	1,221
Service charges	1,097	1,097	—
All other income	217	165	52
Total noninterest income	2,550	1,277	1,273
Total revenue, net of interest expense (FTE basis)	7,498	3,769	3,729

Provision for credit losses	427	105	322

Noninterest expense	4,051	2,631	1,420
Income before income taxes	3,020	1,033	1,987
Income tax expense (FTE basis)	1,058	363	695
Net income	$1,962	$670	$1,292

Net interest yield (FTE basis)	3.58%	1.86%	6.87%
Return on average allocated capital (1)	25.96	17.26	35.14
Efficiency ratio (FTE basis)	54.03	69.79	38.11

Balance Sheet
Average
Total loans and leases	$163,152	$22,333	$140,819
Total earning assets (2)	548,295	532,432	141,869
Total assets (2)	590,195	565,340	150,861
Total deposits	528,808	528,203	n/m
Allocated capital (1)	30,000	15,400	14,600

Period end
Total loans and leases	$165,090	$22,574	$142,516
Total earning assets (2)	550,795	535,131	143,917
Total assets (2)	593,163	568,022	153,394
Total deposits	531,707	530,947	n/m

For footnotes see page 17.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries
Consumer & Business Banking Quarterly Results (continued)
(Dollars in millions)
	First Quarter 2013
	Total Consumer & Business Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$5,013	$2,387	$2,626
Noninterest income:
Card income	1,207	15	1,192
Service charges	1,013	1,013	—
All other income	179	102	77
Total noninterest income	2,399	1,130	1,269
Total revenue, net of interest expense (FTE basis)	7,412	3,517	3,895

Provision for credit losses	952	63	889

Noninterest expense	4,155	2,822	1,333
Income before income taxes	2,305	632	1,673
Income tax expense (FTE basis)	857	235	622
Net income	$1,448	$397	$1,051

Net interest yield (FTE basis)	3.89%	1.91%	7.41%
Return on average allocated capital (1)	19.61	10.46	29.25
Efficiency ratio (FTE basis)	56.07	80.26	34.23

Balance Sheet
Average
Total loans and leases	$165,845	$22,616	$143,229
Total earning assets (2)	523,313	506,715	143,671
Total assets (2)	564,658	539,507	152,224
Total deposits	502,508	502,063	n/m
Allocated capital (1)	30,000	15,400	14,600

Period end
Total loans and leases	$163,820	$22,488	$141,332
Total earning assets (2)	551,159	534,268	141,778
Total assets (2)	593,338	567,517	150,708
Total deposits	530,581	529,501	n/m

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

(2)
For presentation purposes, in segments or businesses where the total of liabilities and equity exceeds assets, the Corporation allocates assets from All Other to match the segments' and businesses' liabilities and allocated shareholders' equity. As a result, total earning assets and total assets of the businesses may not equal total Consumer & Business Banking.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries
Consumer & Business Banking Key Indicators
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Average deposit balances
Checking	$253,026	$247,286	$240,484	$238,489	$228,299
Savings	43,619	42,139	42,365	43,183	40,959
MMS	169,424	166,828	163,955	161,976	154,710
CDs and IRAs	65,270	68,192	70,888	74,064	74,217
Non-U.S. and other	3,237	4,363	4,331	4,547	4,323
Total average deposit balances	$534,576	$528,808	$522,023	$522,259	$502,508

Deposit spreads (excludes noninterest costs)
Checking	2.02%	2.01%	2.01%	2.02%	2.06%
Savings	2.29	2.23	2.21	2.20	2.20
MMS	1.13	1.11	1.08	1.05	1.04
CDs and IRAs	0.50	0.50	0.51	0.51	0.55
Non-U.S. and other	0.62	0.85	0.93	1.00	1.02
Total deposit spreads	1.56	1.54	1.52	1.51	1.52

Client brokerage assets	$100,206	$96,048	$89,517	$84,182	$82,616

Online banking active accounts (units in thousands)	30,470	29,950	30,197	29,867	30,102
Mobile banking active accounts (units in thousands)	14,986	14,395	13,967	13,214	12,641
Banking centers	5,095	5,151	5,243	5,328	5,389
ATMs	16,214	16,259	16,201	16,354	16,311

Total U.S. credit card (1)
Loans
Average credit card outstandings	$89,545	$90,057	$90,005	$89,722	$91,712
Ending credit card outstandings	87,692	92,338	90,280	90,523	90,047
Credit quality
Net charge-offs	$718	$724	$788	$917	$947
	3.25%	3.19%	3.47%	4.10%	4.19%
30+ delinquency	$1,878	$2,074	$2,112	$2,200	$2,510
	2.14%	2.25%	2.34%	2.43%	2.79%
90+ delinquency	$966	$1,053	$1,049	$1,167	$1,360
	1.10%	1.14%	1.16%	1.29%	1.51%
Other Total U.S. credit card indicators (1)
Gross interest yield	9.48%	9.36%	9.82%	9.80%	9.95%
Risk-adjusted margin	9.49	9.11	8.68	8.41	8.51
New accounts (in thousands)	1,027	1,000	1,048	957	906
Purchase volumes	$48,863	$54,514	$52,823	$51,945	$46,632

Debit card data
Purchase volumes	$65,890	$68,000	$66,712	$67,740	$64,635

(1)	In addition to the U.S. credit card portfolio in Consumer & Business Banking, the remaining U.S. credit card portfolio is in GWIM.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries
Consumer Real Estate Services Segment Results
(Dollars in millions; except as noted)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income (FTE basis)	$701	$716	$733	$699	$743
Noninterest income:
Mortgage banking income	469	913	775	1,411	1,487
All other income	22	83	69	5	82
Total noninterest income	491	996	844	1,416	1,569
Total revenue, net of interest expense (FTE basis)	1,192	1,712	1,577	2,115	2,312

Provision for credit losses	25	(474)	(308)	291	335

Noninterest expense	8,129	3,788	3,414	3,383	5,405
Loss before income taxes	(6,962)	(1,602)	(1,529)	(1,559)	(3,428)
Income tax expense (benefit) (FTE basis)	(1,935)	(544)	(532)	(629)	(1,272)
Net loss	$(5,027)	$(1,058)	$(997)	$(930)	$(2,156)

Net interest yield (FTE basis)	3.05%	2.89%	2.91%	2.75%	2.85%

Balance Sheet
Average
Total loans and leases	$88,914	$89,687	$88,406	$90,114	$92,963
Total earning assets	93,290	98,220	99,759	102,086	105,715
Total assets	110,564	113,584	118,226	122,276	128,340
Allocated capital (1)	23,000	24,000	24,000	24,000	24,000

Period end
Total loans and leases	$88,355	$89,753	$87,586	$89,257	$90,971
Total earning assets	92,937	97,163	98,247	102,211	105,544
Total assets	112,264	113,386	115,424	124,032	129,118

Period end (in billions)
Mortgage serviced portfolio (2, 3)	$780.0	$810.0	$889.4	$986.4	$1,185.0

(1)
Allocated capital is a non-GAAP financial measure. The Corporation believes the use of this non-GAAP financial measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

(2)	Includes servicing of residential mortgage loans, home equity lines of credit and home equity loans.

(3)	Excludes loans for which servicing transferred to third parties as of March 31, 2014 with an effective mortgage servicing right sales date of April 1, 2014.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries
Consumer Real Estate Services Quarterly Results (1)
(Dollars in millions)
	First Quarter 2014
	Total Consumer Real Estate Services	Home Loans	Legacy Assets & Servicing
Net interest income (FTE basis)	$701	$324	$377
Noninterest income:
Mortgage banking income	469	178	291
All other income	22	4	18
Total noninterest income	491	182	309
Total revenue, net of interest expense (FTE basis)	1,192	506	686

Provision for credit losses	25	13	12

Noninterest expense	8,129	715	7,414
Loss before income taxes	(6,962)	(222)	(6,740)
Income tax benefit (FTE basis)	(1,935)	(83)	(1,852)
Net loss	$(5,027)	$(139)	$(4,888)

Balance Sheet
Average
Total loans and leases	$88,914	$50,810	$38,104
Total earning assets	93,290	53,264	40,026
Total assets	110,564	53,164	57,400
Allocated capital (2)	23,000	6,000	17,000

Period end
Total loans and leases	$88,355	$50,954	$37,401
Total earning assets	92,937	53,796	39,141
Total assets	112,264	53,658	58,606

	Fourth Quarter 2013
	Total Consumer Real Estate Services	Home Loans	Legacy Assets & Servicing
Net interest income (FTE basis)	$716	$330	$386
Noninterest income:
Mortgage banking income	913	220	693
All other income	83	17	66
Total noninterest income	996	237	759
Total revenue, net of interest expense (FTE basis)	1,712	567	1,145

Provision for credit losses	(474)	(18)	(456)

Noninterest expense	3,788	755	3,033
Loss before income taxes	(1,602)	(170)	(1,432)
Income tax benefit (FTE basis)	(544)	(62)	(482)
Net loss	$(1,058)	$(108)	$(950)

Balance Sheet
Average
Total loans and leases	$89,687	$49,706	$39,981
Total earning assets	98,220	53,052	45,168
Total assets	113,584	52,932	60,652
Allocated capital (2)	24,000	6,000	18,000

Period end
Total loans and leases	$89,753	$51,021	$38,732
Total earning assets	97,163	54,071	43,092
Total assets	113,386	53,927	59,459

For footnotes see page 21.
Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries
Consumer Real Estate Services Quarterly Results (1) (continued)
(Dollars in millions)
	First Quarter 2013
	Total Consumer Real Estate Services	Home Loans	Legacy Assets & Servicing
Net interest income (FTE basis)	$743	$347	$396
Noninterest income:
Mortgage banking income	1,487	697	790
All other income (loss)	82	(64)	146
Total noninterest income	1,569	633	936
Total revenue, net of interest expense (FTE basis)	2,312	980	1,332

Provision for credit losses	335	92	243

Noninterest expense	5,405	821	4,584
Income (loss) before income taxes	(3,428)	67	(3,495)
Income tax expense (benefit) (FTE basis)	(1,272)	25	(1,297)
Net income (loss)	$(2,156)	$42	$(2,198)

Balance Sheet
Average
Total loans and leases	$92,963	$47,228	$45,735
Total earning assets	105,715	53,746	51,969
Total assets	128,340	54,507	73,833
Allocated capital (2)	24,000	6,000	18,000

Period end
Total loans and leases	$90,971	$46,929	$44,042
Total earning assets	105,544	55,111	50,433
Total assets	129,118	55,582	73,536

(1)
Consumer Real Estate Services includes Home Loans and Legacy Assets & Servicing. The results of certain mortgage servicing rights activities, including net hedge results, together with any related assets or liabilities used as economic hedges, are included in Legacy Assets & Servicing.

(2)
Allocated capital is a non-GAAP financial measure. The Corporation believes the use of this non-GAAP financial measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries
Consumer Real Estate Services Key Indicators
(Dollars in millions, except as noted)
	First Quarter 2014		Fourth Quarter 2013		Third Quarter 2013		Second Quarter 2013		First Quarter 2013

Mortgage servicing rights at fair value rollforward:
Balance, beginning of period	$5,042		$5,058		$5,827		$5,776		$5,716
Net additions (sales)	30		(197)		(600)		(715)		(60)
Amortization of expected cash flows (1)	(210)		(229)		(240)		(260)		(314)
Other changes in mortgage servicing rights fair value (2)	(285)		410		71		1,026		434
Balance, end of period	$4,577		$5,042		$5,058		$5,827		$5,776

Capitalized mortgage servicing rights (% of loans serviced for investors)	87	bps	92	bps	82	bps	77	bps	61	bps
Mortgage loans serviced for investors (in billions)	$527		$550		$616		$759		$949

Loan production:
Total (3)
First mortgage	$8,850		$11,624		$22,601		$25,276		$23,920
Home equity	1,983		1,915		1,831		1,497		1,118
Consumer Real Estate Services
First mortgage	$6,702		$9,303		$17,833		$20,509		$19,269
Home equity	1,791		1,674		1,599		1,283		942

Mortgage banking income
Production income:
Core production revenue	$273		$404		$465		$860		$815
Representations and warranties provision	(178)		(70)		(323)		(197)		(250)
Total production income	95		334		142		663		565
Servicing income:
Servicing fees	514		629		700		785		916
Amortization of expected cash flows (1)	(210)		(229)		(240)		(260)		(314)
Fair value changes of mortgage servicing rights, net of risk management activities used to hedge certain market risks (4)	66		174		167		215		311
Other servicing-related revenue	4		5		6		8		9
Total net servicing income	374		579		633		748		922
Total Consumer Real Estate Services mortgage banking income	469		913		775		1,411		1,487
Other business segments’ mortgage banking loss (5)	(57)		(65)		(190)		(233)		(224)
Total consolidated mortgage banking income	$412		$848		$585		$1,178		$1,263

(1)	Represents the net change in fair value of the MSR asset due to the recognition of modeled cash flows.

(2)
These amounts reflect the changes in modeled mortgage servicing rights fair value primarily due to observed changes in interest rates, volatility, spreads and the shape of the forward swap curve. In addition, these amounts reflect periodic adjustments to the valuation model to reflect changes in the modeled relationship between inputs and their impact on projected cash flows, changes in certain cash flow assumptions such as cost to service and ancillary income per loan, changes in OAS rate inputs and the impact of periodic recalibrations of the model to reflect changes in the relationship between market interest rate spreads and projected cash flows.

(3)	In addition to loan production in Consumer Real Estate Services, the remaining first mortgage and home equity loan production is primarily in GWIM.

(4)	Includes gains and losses on sales of mortgage servicing rights.

(5)	Includes the effect of transfers of mortgage loans from Consumer Real Estate Services to the asset and liability management portfolio included in All Other.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Segment Results
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income (FTE basis)	$1,485	$1,485	$1,478	$1,505	$1,596
Noninterest income:
Investment and brokerage services	2,604	2,524	2,413	2,441	2,331
All other income	458	470	499	553	494
Total noninterest income	3,062	2,994	2,912	2,994	2,825
Total revenue, net of interest expense (FTE basis)	4,547	4,479	4,390	4,499	4,421

Provision for credit losses	23	26	23	(15)	22

Noninterest expense	3,359	3,263	3,248	3,270	3,252
Income before income taxes	1,165	1,190	1,119	1,244	1,147
Income tax expense (FTE basis)	436	413	399	485	426
Net income	$729	$777	$720	$759	$721

Net interest yield (FTE basis)	2.38%	2.37%	2.35%	2.47%	2.46%
Return on average allocated capital (1)	24.74	30.99	28.71	30.59	29.41
Efficiency ratio (FTE basis)	73.88	72.85	73.98	72.70	73.56

Balance Sheet
Average
Total loans and leases	$115,945	$115,546	$112,752	$109,589	$106,082
Total earning assets (2)	253,537	248,156	249,203	244,860	263,554
Total assets (2)	273,080	268,683	268,611	263,735	282,300
Total deposits	242,792	240,395	239,663	235,344	253,413
Allocated capital (1)	12,000	10,000	10,000	10,000	10,000

Period end
Total loans and leases	$116,482	$115,846	$114,175	$111,785	$107,048
Total earning assets (2)	254,801	254,031	250,677	244,340	248,941
Total assets (2)	274,234	274,112	270,484	263,867	268,266
Total deposits	244,051	244,901	241,553	235,012	239,853

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Key Indicators
(Dollars in millions, except as noted)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Revenues
Merrill Lynch Global Wealth Management	$3,764	$3,703	$3,646	$3,742	$3,680
U.S. Trust	768	762	730	740	721
Other (1)	15	14	14	17	20
Total revenues	$4,547	$4,479	$4,390	$4,499	$4,421

Client Balances
Client Balances by Business
Merrill Lynch Global Wealth Management	$1,946,922	$1,916,803	$1,853,980	$1,800,151	$1,812,412
U.S. Trust	378,177	376,487	362,791	351,119	354,721
Other (1)	70,720	73,148	66,665	63,781	64,603

Client Balances by Type
Assets under management	$841,818	$821,449	$779,614	$743,613	$745,260
Brokerage assets	1,054,052	1,045,122	1,013,688	992,664	1,009,507
Assets in custody	136,342	136,190	131,386	128,854	127,013
Deposits	244,051	244,901	241,553	235,012	239,853
Loans and leases (2)	119,556	118,776	117,195	114,908	110,103
Total client balances	$2,395,819	$2,366,438	$2,283,436	$2,215,051	$2,231,736

Assets Under Management Flows
Liquidity assets under management (3)	$(2,429)	$6,492	$2,932	$(695)	$(2,227)
Long-term assets under management (4)	17,382	9,425	10,341	7,692	20,361
Total assets under management flows	$14,953	$15,917	$13,273	$6,997	$18,134

Associates (5)
Number of Financial Advisors	15,323	15,317	15,624	15,759	16,065
Total Wealth Advisors	16,481	16,517	16,846	16,989	17,293
Total Client Facing Professionals	19,198	19,217	19,524	19,679	20,018

Merrill Lynch Global Wealth Management Metrics
Financial Advisor Productivity (6) (in thousands)	$1,056	$1,039	$1,000	$1,012	$971

U.S. Trust Metrics
Client Facing Professionals	2,116	2,091	2,080	2,074	2,090

(1)	Other includes the results of BofA Global Capital Management and other administrative items.

(2)	Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.

(3)
Defined as assets under advisory and discretion of GWIM in which the investment strategy seeks a high level of income while maintaining liquidity and capital preservation. The duration of these strategies is primarily less than one year.

(4)	Defined as assets under advisory and discretion of GWIM in which the duration of the investment strategy is longer than one year.

(5)
Includes Financial Advisors in the Consumer & Business Banking segment of 1,598, 1,545, 1,585, 1,587 and 1,591 at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

(6)
Financial Advisor Productivity is defined as annualized Merrill Lynch Global Wealth Management total revenue divided by the total number of Financial Advisors (excluding Financial Advisors in the Consumer & Business Banking segment). Total revenue excludes corporate allocation of net interest income related to certain ALM activities.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries
Global Banking Segment Results
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income (FTE basis)	$2,301	$2,301	$2,201	$2,252	$2,159
Noninterest income:
Service charges	687	684	716	701	686
Investment banking income	822	958	693	792	790
All other income	459	360	398	393	395
Total noninterest income	1,968	2,002	1,807	1,886	1,871
Total revenue, net of interest expense (FTE basis)	4,269	4,303	4,008	4,138	4,030

Provision for credit losses	265	441	322	163	149

Noninterest expense	2,028	1,926	1,927	1,856	1,842
Income before income taxes	1,976	1,936	1,759	2,119	2,039
Income tax expense (FTE basis)	740	670	625	827	758
Net income	$1,236	$1,266	$1,134	$1,292	$1,281

Net interest yield (FTE basis)	2.68%	2.71%	2.87%	3.17%	3.18%
Return on average allocated capital (1)	16.18	21.84	19.57	22.55	22.59
Efficiency ratio (FTE basis)	47.50	44.77	48.06	44.87	45.70

Balance Sheet
Average
Total loans and leases	$271,475	$268,849	$260,085	$255,674	$244,068
Total earnings assets (2)	347,843	336,301	304,686	284,955	275,186
Total assets (2)	392,991	379,855	346,371	326,729	317,198
Total deposits	256,349	259,122	239,148	226,866	221,275
Allocated capital (1)	31,000	23,000	23,000	23,000	23,000

Period end
Total loans and leases	$273,239	$269,469	$267,165	$258,502	$250,985
Total earnings assets (2)	354,150	336,538	329,968	292,250	279,235
Total assets (2)	396,952	378,590	372,451	334,116	321,169
Total deposits	257,437	265,102	262,463	228,882	227,379

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries
Global Banking Key Indicators
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Investment Banking fees (1)
Advisory (2)	$257	$323	$226	$240	$233
Debt issuance	447	443	343	405	429
Equity issuance	118	192	124	147	128
Total Investment Banking fees (3)	$822	$958	$693	$792	$790

Business Lending
Corporate	$904	$817	$884	$855	$851
Commercial	1,009	1,011	960	1,050	946
Total Business Lending revenue	$1,913	$1,828	$1,844	$1,905	$1,797

Global Treasury Services
Corporate	$740	$734	$713	$702	$666
Commercial	735	747	741	733	718
Total Global Treasury Services revenue	$1,475	$1,481	$1,454	$1,435	$1,384

Average deposit balances
Interest-bearing	$77,566	$78,223	$73,011	$69,362	$67,797
Noninterest-bearing	178,783	180,899	166,137	157,504	153,478
Total average deposits	$256,349	$259,122	$239,148	$226,866	$221,275

Loan spread	1.80%	1.75%	1.78%	1.89%	1.86%

Provision for credit losses	$265	$441	$322	$163	$149

Credit quality (4, 5)
Reservable utilized criticized exposure	$9,512	$9,357	$10,111	$10,632	$10,342
	3.19%	3.17%	3.44%	3.73%	3.71%

Nonperforming loans, leases and foreclosed properties	$650	$639	$919	$1,087	$1,643
	0.24%	0.24%	0.35%	0.43%	0.66%

Average loans and leases by product
U.S. commercial	$135,247	$132,249	$128,600	$127,742	$124,891
Commercial real estate	44,436	42,622	39,172	36,684	34,825
Commercial lease financing	25,427	25,115	24,846	24,584	24,486
Non-U.S. commercial	66,362	68,860	67,459	66,656	59,859
Other	3	3	8	8	7
Total average loans and leases	$271,475	$268,849	$260,085	$255,674	$244,068

Total Corporation Investment Banking fees
Advisory (2)	$286	$356	$256	$262	$257
Debt issuance	1,025	986	810	987	1,022
Equity issuance	313	461	329	356	323
Total investment banking fees including self-led	1,624	1,803	1,395	1,605	1,602
Self-led	(82)	(65)	(98)	(49)	(67)
Total Investment Banking fees	$1,542	$1,738	$1,297	$1,556	$1,535

(1)	Investment banking fees represent total investment banking fees for Global Banking inclusive of self-led deals and fees included within Business Lending.

(2)	Advisory includes fees on debt and equity advisory and mergers and acquisitions.

(3)
Investment banking fees represent only the fee component in Global Banking and do not include certain less significant items shared with the Investment Banking Group under internal revenue sharing agreements.

(4)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total commercial utilized reservable criticized exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers' acceptances.

(5)	Nonperforming loans, leases and foreclosed properties are on an end-of-period basis. The nonperforming ratio is nonperforming assets divided by loans, leases and foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries
Investment Banking Product Rankings

	Three Months Ended March 31, 2014
	Global		U.S.
	Product Ranking	Market Share	Product Ranking	Market Share
Net investment banking revenue	3	6.8%	2	10.0%
Announced mergers and acquisitions	4	20.8	4	32.3
Equity capital markets	4	7.3	5	10.3
Debt capital markets	3	6.2	2	10.9
High-yield corporate debt	7	6.8	5	8.4
Leveraged loans	2	9.2	2	10.2
Mortgage-backed securities	6	8.0	6	8.9
Asset-backed securities	1	16.9	1	20.1
Convertible debt	4	7.5	4	10.2
Common stock underwriting	3	7.3	3	10.3
Investment-grade corporate debt	1	7.2	2	13.6
Syndicated loans	2	7.9	2	10.7
Source: Dealogic data as of April 1, 2014. Figures above include self-led transactions.

•	Rankings based on deal volumes except for net investment banking revenue rankings which reflect fees.

•	Debt capital markets excludes loans but includes agencies.

•	Mergers and acquisitions fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic.

•	Mergers and acquisitions volume rankings are for announced transactions and provide credit only to the investment bank advising the parent company that is domiciled within that region.

•	Each advisor receives full credit for the deal amount unless advising a minor stakeholder.
Highlights

Global top 3 rankings in:
Leveraged loans	Investment-grade corporate debt
Asset-backed securities	Syndicated loans
Common stock underwriting	Debt capital markets

U.S. top 3 rankings in:
Leveraged loans	Investment-grade corporate debt
Asset-backed securities	Syndicated loans
Common stock underwriting	Debt capital markets

Top 3 rankings excluding self-led deals:

Global:	Leveraged loans, Asset-backed securities, Common stock underwriting, Investment-grade corporate debt, Syndicated loans, Equity capital markets

U.S.:	Leveraged loans, Asset-backed securities, Common stock underwriting, Investment-grade corporate debt, Syndicated loans

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries
Global Markets Segment Results (1)
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income (FTE basis)	$1,000	$1,143	$975	$1,013	$1,110
Noninterest income:
Investment and brokerage services	561	489	480	549	528
Investment banking fees	736	755	622	668	679
Trading account profits	2,367	795	1,201	1,848	2,890
All other income (loss)	351	28	(53)	121	(427)
Total noninterest income	4,015	2,067	2,250	3,186	3,670
Total revenue, net of interest expense (FTE basis) (2)	5,015	3,210	3,225	4,199	4,780

Provision for credit losses	19	104	47	(16)	5

Noninterest expense	3,078	3,280	2,882	2,770	3,074
Income (loss) before income taxes	1,918	(174)	296	1,445	1,701
Income tax expense (benefit) (FTE basis)	608	(131)	1,168	480	589
Net income (loss)	$1,310	$(43)	$(872)	$965	$1,112

Return on average allocated capital (3)	15.65%	n/m	n/m	12.92%	15.06%
Efficiency ratio (FTE basis)	61.38	102.17%	89.41%	65.98	64.30

Balance Sheet
Average
Total trading-related assets (4)	$437,128	$438,909	$442,597	$490,972	$504,266
Total loans and leases	63,696	66,494	64,490	56,354	52,744
Total earning assets (4)	456,911	458,988	458,657	499,396	509,694
Total assets	601,541	603,111	602,633	656,260	670,286
Allocated capital (3)	34,000	30,000	30,000	30,000	30,000

Period end
Total trading-related assets (4)	$430,894	$411,080	$438,137	$446,505	$467,826
Total loans and leases	64,598	67,381	68,662	63,128	57,362
Total earning assets (4)	455,135	432,821	464,613	465,166	480,039
Total assets	594,936	575,710	601,140	608,908	626,798

Trading-related assets (average)
Trading account securities	$203,281	$209,734	$193,108	$225,796	$235,437
Reverse repurchases	109,271	114,417	128,426	150,568	157,847
Securities borrowed	80,981	67,862	73,820	62,813	57,425
Derivative assets	43,595	46,896	47,243	51,795	53,557
Total trading-related assets (4)	$437,128	$438,909	$442,597	$490,972	$504,266

(1)
During the first quarter of 2014, the management of structured liabilities and the associated debit valuation adjustment were moved into Global Markets from All Other to better align the performance risk of these instruments. As such, net debit valuation adjustment represents the combined total of net debit valuation adjustment on derivatives and structured liabilities. Prior periods have been reclassified to conform to current period presentation.

(2)
Substantially all of Global Markets total revenue is sales and trading revenue and investment banking fees, with a small portion related to certain revenue sharing agreements with other business segments. For additional sales and trading revenue information, see page 29.

(3)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 42-45.)

(4)	Trading-related assets include derivative assets, which are considered non-earning assets.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries
Global Markets Key Indicators
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Sales and trading revenue (1)
Fixed income, currency and commodities	$3,030	$1,545	$1,641	$2,220	$2,852
Equities	1,185	822	919	1,281	1,153
Total sales and trading revenue	$4,215	$2,367	$2,560	$3,501	$4,005

Sales and trading revenue, excluding net debit valuation adjustment (2)
Fixed income, currency and commodities	$2,950	$2,080	$2,033	$2,259	$3,001
Equities	1,153	904	970	1,194	1,149
Total sales and trading revenue, excluding net debit valuation adjustment	$4,103	$2,984	$3,003	$3,453	$4,150

Sales and trading revenue breakdown
Net interest income	$912	$1,059	$898	$930	$1,020
Commissions	561	489	480	549	528
Trading	2,367	795	1,201	1,848	2,890
Other	375	24	(19)	174	(433)
Total sales and trading revenue	$4,215	$2,367	$2,560	$3,501	$4,005

(1)
Includes Global Banking sales and trading revenue of $85 million for the first quarter of 2014, and $65 million, $108 million, $142 million and $67 million for the fourth, third, second and first quarters of 2013, respectively.

(2)
For this presentation, sales and trading revenue excludes net debit valuation adjustment gains (losses) which include net debit valuation adjustment on derivatives and structured liabilities, and are presented in the table below. Sales and trading revenue excluding net debit valuation adjustment gains (losses) represents a non-GAAP financial measure.

	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net debit valuation adjustment gains (losses) on derivatives:
Fixed income, currency and commodities	$(92)	$(193)	$(266)	$33	$(65)
Equities	7	(7)	(25)	5	10
Total	$(85)	$(200)	$(291)	$38	$(55)

Net debit valuation adjustment gains (losses) on structured liabilities:
Fixed income, currency and commodities	$172	$(342)	$(126)	$(72)	$(84)
Equities	25	(75)	(26)	82	(6)
Total	$197	$(417)	$(152)	$10	$(90)

Total net debit valuation adjustment gains (losses):
Fixed income, currency and commodities	$80	$(535)	$(392)	$(39)	$(149)
Equities	32	(82)	(51)	87	4
Total	$112	$(617)	$(443)	$48	$(145)

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries
All Other Results (1)
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net interest income (FTE basis)	$(152)	$406	$36	$268	$254
Noninterest income:
Card income	86	83	79	81	85
Equity investment income	674	393	1,122	576	520
Gains on sales of debt securities	357	363	347	452	67
All other loss	(659)	(746)	(565)	(813)	(473)
Total noninterest income	458	93	983	296	199
Total revenue, net of interest expense (FTE basis)	306	499	1,019	564	453

Provision for credit losses	(135)	(188)	(549)	(179)	250

Noninterest expense	1,669	999	932	552	1,772
Income (loss) before income taxes	(1,228)	(312)	636	191	(1,569)
Income tax expense (benefit) (FTE basis)	(1,046)	(847)	(101)	(346)	(646)
Net income (loss)	$(182)	$535	$737	$537	$(923)

Balance Sheet
Average
Total loans and leases	$217,410	$226,049	$232,538	$238,910	$244,557
Total assets (2)	165,541	179,447	203,609	231,321	249,648
Total deposits	34,152	34,029	35,126	33,774	35,550

Period end
Total loans and leases	$213,427	$220,694	$229,550	$234,047	$241,406
Total assets (3)	158,221	167,312	178,364	204,659	236,130
Total deposits	32,403	27,701	30,704	34,597	35,758

(1)
All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole-loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include Global Principal Investments and certain other investments. Additionally, All Other includes certain residential mortgage loans that are managed by Legacy Assets & Servicing. During the first quarter of 2014, the management of structured liabilities and the associated debit valuation adjustment (previously referred to as fair value adjustments on structured liabilities) were moved into Global Markets from All Other to better align the performance risk of these instruments. Prior periods have been reclassified to conform to current period presentation.

(2)
Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $585.2 billion, $564.0 billion, $540.5 billion, $524.5 billion and $526.1 billion for the first quarter of 2014, and the fourth, third, second and first quarters of 2013, respectively.

(3)
Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $609.2 billion, $569.8 billion, $557.5 billion, $529.0 billion and $537.0 billion at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries
Equity Investments
(Dollars in millions)
	Global Principal Investments Exposures
	March 31, 2014			December 31 2013	Equity Investment Income (Loss)
	Book Value	Unfunded Commitments	Total	Total	First Quarter 2014
Global Principal Investments:
Private Equity Investments	$16	$—	$16	$20	$1
Global Real Estate	263	8	271	327	(7)
Global Strategic Capital	614	60	674	855	(30)
Legacy/Other Investments	409	—	409	529	8
Total Global Principal Investments	$1,302	$68	$1,370	$1,731	$(28)

Components of Equity Investment Income
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Global Principal Investments	$(28)	$101	$122	$52	$104
Strategic and other investments	702	292	1,000	524	416
Total equity investment income included in All Other	674	393	1,122	576	520
Total equity investment income included in the business segments	110	81	62	104	43
Total consolidated equity investment income	$784	$474	$1,184	$680	$563

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries
Outstanding Loans and Leases
(Dollars in millions)
	March 31 2014	December 31 2013	March 31 2013
Consumer
Residential mortgage (1)	$242,977	$248,066	$256,804
Home equity	91,476	93,672	103,338
U.S. credit card	87,692	92,338	90,047
Non-U.S. credit card	11,563	11,541	10,620
Direct/Indirect consumer (2)	81,552	82,192	81,518
Other consumer (3)	1,980	1,977	1,696
Total consumer loans excluding loans accounted for under the fair value option	517,240	529,786	544,023
Consumer loans accounted for under the fair value option (4)	2,149	2,164	1,041
Total consumer	519,389	531,950	545,064

Commercial
U.S. commercial (5)	228,795	225,851	213,762
Commercial real estate (6)	48,840	47,893	39,060
Commercial lease financing	24,649	25,199	23,467
Non-U.S. commercial	85,630	89,462	82,460
Total commercial loans excluding loans accounted for under the fair value option	387,914	388,405	358,749
Commercial loans accounted for under the fair value option (4)	8,914	7,878	7,779
Total commercial	396,828	396,283	366,528
Total loans and leases	$916,217	$928,233	$911,592

(1)
Includes pay option loans of $3.8 billion, $4.4 billion and $6.5 billion and non-U.S. residential mortgage loans of $0, $0 and $86 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively. The Corporation no longer originates pay option loans.

(2)
Includes dealer financial services loans of $38.0 billion, $38.5 billion and $36.1 billion, consumer lending loans of $2.3 billion, $2.7 billion and $4.1 billion, U.S. securities-based lending loans of $31.8 billion, $31.2 billion and $28.2 billion, non-U.S. consumer loans of $4.6 billion, $4.7 billion and $7.4 billion, student loans of $3.9 billion, $4.1 billion and $4.6 billion and other consumer loans of $899 million, $1.0 billion and $1.1 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(3)
Includes consumer finance loans of $1.1 billion, $1.2 billion and $1.4 billion, consumer leases of $701 million, $606 million and $222 million, consumer overdrafts of $137 million, $176 million and $115 million and other non-U.S. consumer loans of $5 million, $5 million and $5 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(4)
Consumer loans accounted for under the fair value option were residential mortgage loans of $2.0 billion, $2.0 billion and $1.0 billion and home equity loans of $152 million, $147 million and $0 at March 31, 2014, December 31, 2013 and March 31, 2013, respectively. Commercial loans accounted for under the fair value option were U.S. commercial loans of $1.4 billion, $1.5 billion and $2.1 billion and non-U.S. commercial loans of $7.5 billion, $6.4 billion and $5.7 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(5)	Includes U.S. small business commercial loans, including card-related products, of $13.4 billion, $13.3 billion and $12.4 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(6)
Includes U.S. commercial real estate loans of $47.1 billion, $46.3 billion and $37.6 billion and non-U.S. commercial real estate loans of $1.7 billion, $1.6 billion and $1.4 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries
Quarterly Average Loans and Leases by Business Segment
(Dollars in millions)
	First Quarter 2014
	Total Corporation	Consumer & Business Banking	Consumer Real Estate Services	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$247,556	$727	$4,602	$48,236	$—	$—	$193,991
Home equity	92,759	148	84,217	6,696	—	168	1,530
U.S. credit card	89,545	86,285	—	3,260	—	—	—
Non-U.S. credit card	11,554	—	—	—	—	—	11,554
Direct/Indirect consumer	81,728	40,758	47	35,800	1	45	5,077
Other consumer	1,962	791	—	5	2	—	1,164
Total consumer	525,104	128,709	88,866	93,997	3	213	213,316

Commercial
U.S. commercial	228,058	32,601	48	20,094	135,247	34,719	5,349
Commercial real estate	48,753	723	—	1,698	44,436	1,625	271
Commercial lease financing	24,727	—	—	4	25,427	836	(1,540)
Non-U.S. commercial	92,840	9	—	152	66,362	26,303	14
Total commercial	394,378	33,333	48	21,948	271,472	63,483	4,094
Total loans and leases	$919,482	$162,042	$88,914	$115,945	$271,475	$63,696	$217,410

	Fourth Quarter 2013
	Total Corporation	Consumer & Business Banking	Consumer Real Estate Services	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$253,974	$678	$4,262	$47,407	$—	$56	$201,571
Home equity	95,388	145	85,274	8,364	—	144	1,461
U.S. credit card	90,057	86,746	—	3,311	—	—	—
Non-U.S. credit card	11,171	—	—	—	—	—	11,171
Direct/Indirect consumer	82,990	42,002	45	35,094	1	37	5,811
Other consumer	1,929	707	—	5	2	—	1,215
Total consumer	535,509	130,278	89,581	94,181	3	237	221,229

Commercial
U.S. commercial	225,596	32,134	106	19,623	132,249	35,430	6,054
Commercial real estate	46,341	732	—	1,587	42,622	1,075	325
Commercial lease financing	24,468	—	—	4	25,115	929	(1,580)
Non-U.S. commercial	97,863	8	—	151	68,860	28,823	21
Total commercial	394,268	32,874	106	21,365	268,846	66,257	4,820
Total loans and leases	$929,777	$163,152	$89,687	$115,546	$268,849	$66,494	$226,049

	First Quarter 2013
	Total Corporation	Consumer & Business Banking	Consumer Real Estate Services	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$258,630	$499	$1,332	$41,509	$—	$90	$215,200
Home equity	105,939	144	91,509	12,674	—	84	1,528
U.S. credit card	91,712	91,712	—	—	—	—	—
Non-U.S. credit card	11,027	—	—	—	—	—	11,027
Direct/Indirect consumer	82,364	40,604	59	32,261	4	3	9,433
Other consumer	1,666	272	—	6	3	—	1,385
Total consumer	551,338	133,231	92,900	86,450	7	177	238,573

Commercial
U.S. commercial	210,706	30,585	63	18,122	124,891	30,013	7,032
Commercial real estate	39,179	2,021	—	1,369	34,825	446	518
Commercial lease financing	23,534	—	—	4	24,486	694	(1,650)
Non-U.S. commercial	81,502	8	—	137	59,859	21,414	84
Total commercial	354,921	32,614	63	19,632	244,061	52,567	5,984
Total loans and leases	$906,259	$165,845	$92,963	$106,082	$244,068	$52,744	$244,557

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries
Commercial Credit Exposure by Industry (1, 2, 3)
(Dollars in millions)
	Commercial Utilized			Total Commercial Committed
	March 31 2014	December 31 2013	March 31 2013	March 31 2014	December 31 2013	March 31 2013
Diversified financials	$69,137	$76,673	$68,098	$111,172	$118,092	$102,132
Real estate (4)	55,613	54,336	47,513	77,337	76,418	65,855
Retailing	33,836	32,859	29,337	53,902	54,616	49,757
Capital goods	28,012	28,016	24,995	52,356	52,849	48,444
Banking	42,296	41,399	42,442	49,821	48,078	49,082
Healthcare equipment and services	31,854	30,828	29,107	48,681	49,063	45,556
Government and public education	40,435	40,253	39,671	48,175	48,322	48,022
Materials	23,163	22,384	22,243	42,291	42,699	42,264
Energy	19,835	19,739	21,167	39,846	41,156	40,853
Consumer services	21,147	21,080	22,193	34,010	34,217	35,195
Commercial services and supplies	19,448	19,770	18,345	31,529	32,007	29,861
Food, beverage and tobacco	15,359	14,437	14,909	31,379	30,541	32,936
Utilities	9,404	9,253	8,900	25,346	25,243	23,104
Media	13,066	13,070	12,907	23,880	22,655	21,835
Transportation	15,351	15,280	15,606	22,425	22,595	21,968
Individuals and trusts	15,159	14,864	14,107	18,743	18,681	18,166
Software and services	6,667	6,814	5,571	13,933	14,172	11,740
Pharmaceuticals and biotechnology	6,052	6,455	4,439	13,111	13,986	11,191
Technology hardware and equipment	6,051	6,166	4,735	12,697	12,733	10,761
Insurance, including monolines	5,473	5,926	6,800	11,744	12,203	12,503
Telecommunication services	4,654	4,541	3,689	10,328	11,423	10,191
Consumer durables and apparel	5,797	5,427	5,198	10,002	9,757	9,362
Automobiles and components	3,303	3,165	3,349	8,601	8,424	7,702
Food and staples retailing	4,083	3,950	4,004	7,779	7,909	7,334
Religious and social organizations	5,404	5,452	6,235	7,384	7,677	8,435
Other	5,167	5,357	4,721	8,097	8,309	7,706
Total commercial credit exposure by industry	$505,766	$507,494	$480,281	$814,569	$823,825	$771,955
Net credit default protection purchased on total commitments (5)				$(8,341)	$(8,085)	$(12,444)

(1)
Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers' acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are carried at fair value, reflect the effects of legally enforceable master netting agreements and have been reduced by the amount of cash collateral applied of $42.8 billion, $47.3 billion and $57.7 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively. Not reflected in utilized and committed exposure is additional derivative collateral held of $16.1 billion, $17.1 billion and $18.0 billion, which consists primarily of other marketable securities, at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(2)
Total commercial utilized and total commercial committed exposure includes loans and letters of credit accounted for under the fair value option and are comprised of loans outstanding of $8.9 billion, $7.9 billion and $7.8 billion and issued letters of credit at notional value of $576 million, $503 million and $567 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $11.3 billion, $12.5 billion and $15.1 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(3)	Includes U.S. small business commercial exposure.

(4)
Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based on the borrowers' or counterparties' primary business activity using operating cash flows and primary source of repayment as key factors.

(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries
Net Credit Default Protection by Maturity Profile (1)

	March 31 2014	December 31 2013
Less than or equal to one year	32%	35%
Greater than one year and less than or equal to five years	64	63
Greater than five years	4	2
Total net credit default protection	100%	100%

(1)
To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown above.

Net Credit Default Protection by Credit Exposure Debt Rating (1)
(Dollars in millions)
	March 31, 2014		December 31, 2013
Ratings (2, 3)	Net Notional (4)	Percent of Total	Net Notional (4)	Percent of Total
AA	$(42)	0.5%	$(7)	0.1%
A	(2,173)	26.1	(2,560)	31.7
BBB	(4,379)	52.5	(3,880)	48.0
BB	(1,082)	13.0	(1,137)	14.1
B	(571)	6.8	(452)	5.6
CCC and below	(130)	1.6	(115)	1.4
NR (5)	36	(0.5)	66	(0.9)
Total net credit default protection	$(8,341)	100.0%	$(8,085)	100.0%

(1)
To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.

(2)	Ratings are refreshed on a quarterly basis.

(3)	Ratings of BBB- or higher are considered to meet the definition of investment grade.

(4)	Represents net credit default protection (purchased) sold.

(5)	NR is comprised of index positions held and any names that have not been rated.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries
Top 20 Non-U.S. Countries Exposure
(Dollars in millions)
	Funded Loans and Loan Equivalents (1)	Unfunded Loan Commitments	Net Counterparty Exposure (2)	Securities/ Other Investments (3)	Country Exposure at March 31 2014	Hedges and Credit Default Protection (4)	Net Country Exposure at March 31 2014 (5)	Increase (Decrease) from December 31 2013
United Kingdom	$25,526	$12,766	$5,994	$6,929	$51,215	$(3,913)	$47,302	$3,716
Canada	6,555	6,569	2,188	5,427	20,739	(1,451)	19,288	877
Germany	6,129	4,901	2,112	4,590	17,732	(4,119)	13,613	895
China	10,984	461	618	1,282	13,345	(301)	13,044	123
Brazil	8,930	590	393	3,226	13,139	(222)	12,917	(715)
France	3,500	6,595	1,204	6,007	17,306	(4,485)	12,821	2,658
India	5,929	632	307	3,614	10,482	(82)	10,400	149
Australia	3,722	2,106	466	2,362	8,656	(354)	8,302	305
Netherlands	4,031	3,809	488	1,030	9,358	(1,424)	7,934	299
Hong Kong	5,809	344	74	760	6,987	(101)	6,886	1,529
South Korea	3,901	871	542	1,956	7,270	(571)	6,699	264
Switzerland	2,343	2,951	641	603	6,538	(1,180)	5,358	(188)
Russian Federation	5,709	201	319	68	6,297	(1,084)	5,213	(1,509)
Singapore	3,065	167	152	1,491	4,875	(50)	4,825	996
Italy	2,780	2,014	2,115	1,646	8,555	(4,064)	4,491	(711)
Japan	3,639	509	1,168	1,106	6,422	(2,171)	4,251	(3,864)
Taiwan	2,691	100	144	1,284	4,219	(15)	4,204	132
Mexico	3,058	716	113	334	4,221	(458)	3,763	(236)
Spain	2,999	834	125	584	4,542	(1,585)	2,957	(446)
Turkey	2,188	75	38	111	2,412	(25)	2,387	(306)
Total top 20 non-U.S. countries exposure	$113,488	$47,211	$19,201	$44,410	$224,310	$(27,655)	$196,655	$3,968

(1)
Includes loans, leases and other extensions of credit and funds, including letters of credit and due from placements, which have not been reduced by collateral, hedges or credit default protection. Funded loans and loan equivalents are reported net of charge-offs but prior to any allowance for loan and lease losses.

(2)
Net counterparty exposure includes the fair value of derivatives, including the counterparty risk associated with credit default swaps and secured financing transactions. Derivative exposures are presented net of $32.3 billion in collateral, which is predominantly cash, pledged under legally enforceable master netting agreements. Secured financing transaction exposures are presented net of eligible cash or securities pledged as collateral. The notional amount of reverse repurchase transactions was $95.4 billion. Counterparty exposure is not presented net of hedges or credit default protection.

(3)
Long securities exposures are netted on a single-name basis to, but not below, zero by short exposures and net credit default swaps purchased, consisting of single-name and net indexed and tranched credit default swaps.

(4)
Represents credit default protection purchased, net of credit default protection sold, which is used to mitigate the Corporation's risk to country exposures as listed, consisting of net single-name and net indexed and tranched credit default swaps. Amounts are calculated based on the credit default swaps notional amount assuming a zero recovery rate less any fair value receivable or payable.

(5)	Represents country exposure less hedges and credit default protection purchased, net of credit default protection sold.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries
Select European Countries
(Dollars in millions)
	Funded Loans and Loan Equivalents (1)	Unfunded Loan Commitments	Net Counterparty Exposure (2)	Securities/ Other Investments (3)	Country Exposure at March 31 2014	Hedges and Credit Default Protection (4)	Net Country Exposure at March 31 2014 (5)	Increase (Decrease) from December 31 2013
Greece
Sovereign	$—	$—	$—	$27	$27	$—	$27	$(31)
Financial institutions	—	—	1	2	3	(18)	(15)	(12)
Corporates	63	68	—	8	139	(26)	113	15
Total Greece	$63	$68	$1	$37	$169	$(44)	$125	$(28)
Ireland
Sovereign	$19	$—	$10	$62	$91	$(10)	$81	$86
Financial institutions	794	27	119	25	965	(11)	954	(26)
Corporates	395	347	77	47	866	(22)	844	75
Total Ireland	$1,208	$374	$206	$134	$1,922	$(43)	$1,879	$135
Italy
Sovereign	$20	$—	$1,790	$1,293	$3,103	$(2,091)	$1,012	$1,225
Financial institutions	1,484	3	178	64	1,729	(1,078)	651	(759)
Corporates	1,276	2,011	147	289	3,723	(895)	2,828	(1,177)
Total Italy	$2,780	$2,014	$2,115	$1,646	$8,555	$(4,064)	$4,491	$(711)
Portugal
Sovereign	$—	$—	$17	$144	$161	$(35)	$126	$103
Financial institutions	13	—	1	—	14	(50)	(36)	66
Corporates	90	103	—	50	243	(217)	26	85
Total Portugal	$103	$103	$18	$194	$418	$(302)	$116	$254
Spain
Sovereign	$36	$—	$66	$7	$109	$(293)	$(184)	$(123)
Financial institutions	1,157	1	22	105	1,285	(281)	1,004	56
Corporates	1,806	833	37	472	3,148	(1,011)	2,137	(379)
Total Spain	$2,999	$834	$125	$584	$4,542	$(1,585)	$2,957	$(446)
Total
Sovereign	$75	$—	$1,883	$1,533	$3,491	$(2,429)	$1,062	$1,260
Financial institutions	3,448	31	321	196	3,996	(1,438)	2,558	(675)
Corporates	3,630	3,362	261	866	8,119	(2,171)	5,948	(1,381)
Total select European exposure	$7,153	$3,393	$2,465	$2,595	$15,606	$(6,038)	$9,568	$(796)

(1)
Includes loans, leases and other extensions of credit and funds, including letters of credit and due from placements, which have not been reduced by collateral, hedges or credit default protection. Funded loans and loan equivalents are reported net of charge-offs but prior to any allowance for loan and lease losses.

(2)
Net counterparty exposure includes the fair value of derivatives, including the counterparty risk associated with credit default swaps, and secured financing transactions. Derivative exposures are presented net of $1.6 billion in collateral, which is predominantly cash, pledged under legally enforceable master netting agreements. Secured financing transaction exposures are presented net of eligible cash or securities pledged as collateral. The notional amount of reverse repurchase transactions was $4.9 billion. Counterparty exposure is not presented net of hedges or credit default protection.

(3)
Long securities exposures are netted on a single-name basis to, but not below, zero by short exposures of $4.3 billion and net credit default swaps purchased of $807 million, consisting of $435 million of net single-name credit default swaps purchased and $372 million of net indexed and tranched credit default swaps sold.

(4)
Represents credit default protection purchased, net of credit default protection sold, which is used to mitigate the Corporation's risk to country exposures as listed, includes $3.6 billion to hedge loans and securities, consisting of $2.0 billion in net single-name credit default swaps purchased and $1.6 billion in net indexed and tranched credit default swaps purchased, $2.4 billion in additional credit default protection purchased to hedge derivative assets and $120 million in other short exposures. Amounts are calculated based on the credit default swaps notional amount assuming a zero recovery rate less any fair value receivable or payable.

(5)	Represents country exposure less hedges and credit default protection purchased, net of credit default protection sold.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	37

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties
(Dollars in millions)
	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Residential mortgage	$11,611	$11,712	$13,328	$14,316	$15,001
Home equity	4,185	4,075	4,176	4,151	4,196
Direct/Indirect consumer	32	35	59	72	84
Other consumer	16	18	18	1	1
Total consumer	15,844	15,840	17,581	18,540	19,282
U.S. commercial	841	819	1,059	1,279	1,354
Commercial real estate	300	322	488	627	1,139
Commercial lease financing	10	16	49	10	19
Non-U.S. commercial	18	64	86	80	112
	1,169	1,221	1,682	1,996	2,624
U.S. small business commercial	96	88	103	107	110
Total commercial	1,265	1,309	1,785	2,103	2,734
Total nonperforming loans and leases	17,109	17,149	19,366	20,643	22,016
Foreclosed properties (1)	623	623	662	637	826
Total nonperforming loans, leases and foreclosed properties (2, 3, 4)	$17,732	$17,772	$20,028	$21,280	$22,842

Fully-insured home loans past due 30 days or more and still accruing	$18,098	$20,681	$21,797	$24,072	$24,733
Consumer credit card past due 30 days or more and still accruing	2,115	2,321	2,376	2,487	2,847
Other loans past due 30 days or more and still accruing	5,472	5,416	5,512	5,587	6,147
Total loans past due 30 days or more and still accruing (3, 5, 6)	$25,685	$28,418	$29,685	$32,146	$33,727

Fully-insured home loans past due 90 days or more and still accruing	$15,125	$16,961	$17,960	$20,604	$21,617
Consumer credit card past due 90 days or more and still accruing	1,090	1,184	1,191	1,325	1,541
Other loans past due 90 days or more and still accruing	649	614	723	662	655
Total loans past due 90 days or more and still accruing (3, 5, 6)	$16,864	$18,759	$19,874	$22,591	$23,813

Nonperforming loans, leases and foreclosed properties/Total assets (7)	0.83%	0.85%	0.95%	1.01%	1.05%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (7)	1.96	1.93	2.17	2.33	2.53
Nonperforming loans and leases/Total loans and leases (7)	1.89	1.87	2.10	2.26	2.44

Commercial utilized reservable criticized exposure (8)	$12,781	$12,861	$14,086	$14,928	$15,006
Commercial utilized reservable criticized exposure/Commercial utilized reservable exposure (8)	3.01%	3.02%	3.31%	3.62%	3.75%
Total commercial utilized criticized exposure/Commercial utilized exposure (8)	3.21	3.08	3.48	3.64	4.08

(1)
Foreclosed property balances do not include loans that are insured by the Federal Housing Administration and have entered foreclosure of $1.1 billion, $1.4 billion, $1.6 billion, $1.6 billion and $2.3 billion at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

(2)
Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate.

(3)
Balances do not include purchased credit-impaired loans even though the customer may be contractually past due. Purchased credit-impaired loans were recorded at fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4) Balances do not include the following:	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Nonperforming loans held-for-sale	$293	$672	$972	$891	$1,050
Nonperforming loans accounted for under the fair value option	431	448	467	398	412
Nonaccruing troubled debt restructured loans removed from the purchased credit-impaired portfolio prior to January 1, 2010	257	260	356	485	512

(5)
Balances do not include loans held-for-sale past due 30 days or more and still accruing of $80 million, $106 million, $301 million, $374 million and $315 million at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively, and loans held-for-sale past due 90 days or more and still accruing of $6 million, $8 million, $0, $17 million and $18 million at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively. At March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, there were $129 million, $158 million, $153 million, $81 million and $83 million, respectively, of loans accounted for under the fair value option past due 30 days or more and still accruing interest.

(6)	These balances are excluded from total nonperforming loans, leases and foreclosed properties.

(7)
Total assets and total loans and leases do not include loans accounted for under the fair value option of $11.1 billion, $10.0 billion, $10.2 billion, $9.5 billion and $8.8 billion at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

(8)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure excludes loans held-for-sale, exposure accounted for under the fair value option and other nonreservable exposure.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	38

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties Activity (1)
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$15,840	$17,581	$18,540	$19,282	$19,431
Additions to nonperforming loans and leases:
New nonperforming loans and leases	2,027	2,199	2,503	2,289	2,661
Reductions to nonperforming loans and leases:
Paydowns and payoffs	(468)	(863)	(544)	(695)	(680)
Sales	—	(729)	(624)	(175)	—
Returns to performing status (2)	(800)	(1,112)	(1,079)	(1,139)	(943)
Charge-offs (3)	(583)	(752)	(758)	(932)	(1,072)
Transfers to foreclosed properties	(172)	(147)	(131)	(90)	(115)
Transfers to loans held-for-sale	—	(337)	(326)	—	—
Total net additions (reductions) to nonperforming loans and leases	4	(1,741)	(959)	(742)	(149)
Total nonperforming consumer loans and leases, end of period	15,844	15,840	17,581	18,540	19,282
Foreclosed properties	538	533	546	508	620
Nonperforming consumer loans, leases and foreclosed properties, end of period	$16,382	$16,373	$18,127	$19,048	$19,902

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$1,309	$1,785	$2,103	$2,734	$3,224
Additions to nonperforming loans and leases:
New nonperforming loans and leases	262	143	350	269	350
Advances	8	12	9	3	6
Reductions to nonperforming loans and leases:
Paydowns	(171)	(322)	(380)	(312)	(328)
Sales	(27)	(92)	(88)	(171)	(147)
Return to performing status (5)	(63)	(87)	(91)	(243)	(167)
Charge-offs	(50)	(98)	(104)	(170)	(177)
Transfers to foreclosed properties	(3)	(12)	(14)	(7)	(21)
Transfers to loans held-for-sale	—	(20)	—	—	(6)
Total net reductions to nonperforming loans and leases	(44)	(476)	(318)	(631)	(490)
Total nonperforming commercial loans and leases, end of period	1,265	1,309	1,785	2,103	2,734
Foreclosed properties	85	90	116	129	206
Nonperforming commercial loans, leases and foreclosed properties, end of period	$1,350	$1,399	$1,901	$2,232	$2,940

(1)	For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 38.

(2)
Consumer loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Certain troubled debt restructurings are classified as nonperforming at the time of restructuring and may only be returned to performing status after considering the borrower's sustained repayment performance for a reasonable period, generally six months.

(3)
Our policy is not to classify consumer credit card and non-bankruptcy related consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and, accordingly, are excluded from this table.

(4)	Includes U.S. small business commercial activity. Small business card loans are excluded as they are not classified as nonperforming.

(5)
Commercial loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after a sustained period of demonstrated payment performance.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	39

Bank of America Corporation and Subsidiaries
Quarterly Net Charge-offs and Net Charge-off Ratios (1, 2)
(Dollars in millions)
	First Quarter 2014		Fourth Quarter 2013		Third Quarter 2013		Second Quarter 2013		First Quarter 2013
Net Charge-offs	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage (3)	$127	0.21%	$209	0.33%	$221	0.35%	$271	0.43%	$383	0.60%
Home equity (3)	302	1.32	331	1.38	302	1.22	486	1.92	684	2.62
U.S. credit card	718	3.25	724	3.19	788	3.47	917	4.10	947	4.19
Non-U.S. credit card	76	2.66	94	3.34	89	3.32	104	3.93	112	4.14
Direct/Indirect consumer	58	0.29	73	0.35	62	0.30	86	0.42	124	0.61
Other consumer	58	12.07	66	13.58	65	13.75	51	11.57	52	12.76
Total consumer (3)	1,339	1.04	1,497	1.11	1,527	1.12	1,915	1.42	2,302	1.70
U.S. commercial (4)	5	0.01	(28)	(0.05)	68	0.13	43	0.09	45	0.09
Commercial real estate	(37)	(0.31)	1	—	11	0.11	44	0.43	93	0.96
Commercial lease financing	(2)	(0.04)	(2)	(0.03)	(8)	(0.13)	(5)	(0.08)	(10)	(0.18)
Non-U.S. commercial	19	0.09	46	0.20	(2)	(0.01)	16	0.08	(15)	(0.08)
	(15)	(0.02)	17	0.02	69	0.08	98	0.11	113	0.14
U.S. small business commercial	64	1.95	68	2.07	91	2.86	98	3.15	102	3.33
Total commercial	49	0.05	85	0.09	160	0.17	196	0.22	215	0.25
Total net charge-offs (3)	$1,388	0.62	$1,582	0.68	$1,687	0.73	$2,111	0.94	$2,517	1.14

By Business Segment
Consumer & Business Banking	$881	2.20%	$922	2.24%	$1,027	2.46%	$1,158	2.84%	$1,241	3.03%
Consumer Real Estate Services	294	1.36	323	1.45	281	1.28	465	2.09	660	2.91
Global Wealth & Investment Management	25	0.09	35	0.12	26	0.09	51	0.19	61	0.23
Global Banking	(17)	(0.03)	7	0.01	35	0.05	78	0.12	68	0.12
Global Markets	(1)	(0.01)	1	0.01	—	—	(1)	—	2	0.01
All Other	206	0.39	294	0.52	318	0.54	360	0.60	485	0.80
Total net charge-offs	$1,388	0.62	$1,582	0.68	$1,687	0.73	$2,111	0.94	$2,517	1.14

(1)
Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category. Excluding the purchased credit-impaired loan portfolio, total annualized net charge-offs as a percentage of total average loans and leases outstanding were 0.64, 0.70, 0.75, 0.97 and 1.18 for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

(2)
Excludes write-offs of purchased credit-impaired loans of $391 million, $741 million, $443 million, $313 million and $839 million for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively. Including the write-offs of purchased credit-impaired loans, total annualized net charge-offs and purchased credit-impaired write-offs as a percentage of total average loans and leases outstanding were 0.79, 1.00, 0.92, 1.07 and 1.52 for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

(3)
Includes the impact of a clarification of regulatory guidance on accounting for troubled debt restructurings of $56 million for residential mortgage loans and $88 million for home equity loans for the three months ended December 31, 2013. Excluding this impact, annualized net charge-offs as a percentage of total average loans and leases outstanding were 0.24 for residential mortgage loans, 1.01 for home equity loans, 1.01 for total consumer loans and 0.62 for total net charge-offs for the three months ended December 31, 2013.

(4)	Excludes U.S. small business commercial loans.

Net Charge-offs (Reserve Reduction)
$5,000
$4,000
$3,000
$2,000
$1,000
$-
3.00%
2.00%
1.00%
0.00%
$(804)
$(900)
$(1,391)
$(1,246)
$(379)
1.14%
0.94%
0.73%
0.68%
0.62%
$2,517
$2,111
$1,687
$1,582
$1,388
1Q13
2Q13
3Q13
4Q13
1Q14
Total Net Charge-offs
Reserve Reduction
Net Charge-off Ratios

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	40

Bank of America Corporation and Subsidiaries
Allocation of the Allowance for Credit Losses by Product Type
(Dollars in millions)
	March 31, 2014			December 31, 2013			March 31, 2013
Allowance for loan and lease losses	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)
Residential mortgage	$3,502	21.07%	1.44%	$4,084	23.43%	1.65%	$6,731	29.99%	2.62%
Home equity	4,054	24.40	4.43	4,434	25.44	4.73	6,707	29.89	6.50
U.S. credit card	3,857	23.21	4.40	3,930	22.55	4.26	4,506	20.08	5.00
Non-U.S. credit card	432	2.60	3.74	459	2.63	3.98	572	2.55	5.38
Direct/Indirect consumer	389	2.34	0.48	417	2.39	0.51	690	3.08	0.85
Other consumer	97	0.58	4.86	99	0.58	5.02	106	0.47	6.24
Total consumer	12,331	74.20	2.38	13,423	77.02	2.53	19,312	86.06	3.55
U.S. commercial (2)	2,563	15.43	1.12	2,394	13.74	1.06	1,866	8.31	0.87
Commercial real estate	972	5.85	1.99	917	5.26	1.91	815	3.63	2.09
Commercial lease financing	122	0.73	0.50	118	0.68	0.47	85	0.38	0.36
Non-U.S. commercial	630	3.79	0.74	576	3.30	0.64	363	1.62	0.44
Total commercial (3)	4,287	25.80	1.11	4,005	22.98	1.03	3,129	13.94	0.87
Allowance for loan and lease losses	16,618	100.00%	1.84	17,428	100.00%	1.90	22,441	100.00%	2.49
Reserve for unfunded lending commitments	509			484			486
Allowance for credit losses	$17,127			$17,912			$22,927

Asset Quality Indicators

Allowance for loan and lease losses/Total loans and leases (4)		1.84%			1.90%			2.49%
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total loans and leases (excluding purchased credit-impaired loans) (4, 5)		1.65			1.67			2.06
Allowance for loan and lease losses/Total nonperforming loans and leases (6)		97			102			102
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total nonperforming loans and leases (5)		85			87			82
Ratio of the allowance for loan and lease losses/Annualized net charge-offs (7)		2.95			2.78			2.20
Ratio of the allowance for loan and lease losses (excluding purchased credit-impaired loans)/Annualized net charge-offs (5)		2.58			2.38			1.76
Ratio of the allowance for loan and lease losses/Annualized net charge-offs and purchased credit-impaired write-offs		2.30			1.89			1.65

(1)
Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option. Consumer loans accounted for under the fair value option included residential mortgage loans of $2.0 billion, $2.0 billion and $1.0 billion and home equity loans of $152 million, $147 million and $0 at March 31, 2014, December 31, 2013 and March 31, 2013, respectively. Commercial loans accounted for under the fair value option included U.S. commercial loans of $1.4 billion, $1.5 billion and $2.1 billion and non-U.S. commercial loans of $7.5 billion, $6.4 billion and $5.7 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(2)
Includes allowance for loan and lease losses for U.S. small business commercial loans of $462 million, $462 million and $611 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(3)	Includes allowance for loan and lease losses for impaired commercial loans of $277 million, $277 million and $408 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(4)
Total loans and leases do not include loans accounted for under the fair value option of $11.1 billion, $10.0 billion and $8.8 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(5)	Excludes valuation allowance on purchased credit-impaired loans of $2.1 billion, $2.5 billion and $4.5 billion at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(6)
Allowance for loan and lease losses includes $7.1 billion, $7.7 billion and $10.7 billion allocated to products (primarily the Consumer Lending portfolios within Consumer & Business Banking and purchased credit-impaired loans) that are excluded from nonperforming loans and leases at March 31, 2014, December 31, 2013 and March 31, 2013, respectively. Excluding these amounts, allowance for loan and lease losses as a percentage of total nonperforming loans and leases was 55 percent, 57 percent and 53 percent at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

(7)
Net charge-offs exclude $391 million, $741 million and $839 million of write-offs in the purchased credit-impaired loan portfolio at March 31, 2014, December 31, 2013 and March 31, 2013. These write-offs decreased the purchased credit-impaired valuation allowance included as part of the allowance for loan and lease losses.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	41

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation views related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

In addition, the Corporation evaluates its business segment results based on measures that utilize average allocated capital. The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Corporation's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return both represent non-GAAP financial measures. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. As part of this process, in the first quarter of 2014, the Corporation adjusted the amount of capital being allocated to its business segments. This change resulted in a reduction of the unallocated capital, which is reflected in All Other, and an aggregate increase to the amount of capital being allocated to the business segments. Prior periods were not restated.

See the tables below and on pages 43-45 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis
Net interest income	$10,085	$10,786	$10,266	$10,549	$10,664
Fully taxable-equivalent adjustment	201	213	213	222	211
Net interest income on a fully taxable-equivalent basis	$10,286	$10,999	$10,479	$10,771	$10,875

Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis
Total revenue, net of interest expense	$22,566	$21,488	$21,530	$22,727	$23,197
Fully taxable-equivalent adjustment	201	213	213	222	211
Total revenue, net of interest expense on a fully taxable-equivalent basis	$22,767	$21,701	$21,743	$22,949	$23,408

Reconciliation of income tax expense (benefit) to income tax expense (benefit) on a fully taxable-equivalent basis
Income tax expense (benefit)	$(405)	$406	$2,348	$1,486	$501
Fully taxable-equivalent adjustment	201	213	213	222	211
Income tax expense (benefit) on a fully taxable-equivalent basis	$(204)	$619	$2,561	$1,708	$712

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Common shareholders' equity	$223,201	$220,088	$216,766	$218,790	$218,225
Goodwill	(69,842)	(69,864)	(69,903)	(69,930)	(69,945)
Intangible assets (excluding mortgage servicing rights)	(5,474)	(5,725)	(5,993)	(6,270)	(6,549)
Related deferred tax liabilities	2,165	2,231	2,296	2,360	2,425
Tangible common shareholders' equity	$150,050	$146,730	$143,166	$144,950	$144,156

Reconciliation of average shareholders' equity to average tangible shareholders' equity
Shareholders' equity	$236,553	$233,415	$230,392	$235,063	$236,995
Goodwill	(69,842)	(69,864)	(69,903)	(69,930)	(69,945)
Intangible assets (excluding mortgage servicing rights)	(5,474)	(5,725)	(5,993)	(6,270)	(6,549)
Related deferred tax liabilities	2,165	2,231	2,296	2,360	2,425
Tangible shareholders' equity	$163,402	$160,057	$156,792	$161,223	$162,926

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	42

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Reconciliation of period-end common shareholders' equity to period-end tangible common shareholders' equity
Common shareholders' equity	$218,536	$219,333	$218,967	$216,791	$218,513
Goodwill	(69,842)	(69,844)	(69,891)	(69,930)	(69,930)
Intangible assets (excluding mortgage servicing rights)	(5,337)	(5,574)	(5,843)	(6,104)	(6,379)
Related deferred tax liabilities	2,100	2,166	2,231	2,297	2,363
Tangible common shareholders' equity	$145,457	$146,081	$145,464	$143,054	$144,567

Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity
Shareholders' equity	$231,888	$232,685	$232,282	$231,032	$237,293
Goodwill	(69,842)	(69,844)	(69,891)	(69,930)	(69,930)
Intangible assets (excluding mortgage servicing rights)	(5,337)	(5,574)	(5,843)	(6,104)	(6,379)
Related deferred tax liabilities	2,100	2,166	2,231	2,297	2,363
Tangible shareholders' equity	$158,809	$159,433	$158,779	$157,295	$163,347

Reconciliation of period-end assets to period-end tangible assets
Assets	$2,149,851	$2,102,273	$2,126,653	$2,123,320	$2,174,819
Goodwill	(69,842)	(69,844)	(69,891)	(69,930)	(69,930)
Intangible assets (excluding mortgage servicing rights)	(5,337)	(5,574)	(5,843)	(6,104)	(6,379)
Related deferred tax liabilities	2,100	2,166	2,231	2,297	2,363
Tangible assets	$2,076,772	$2,029,021	$2,053,150	$2,049,583	$2,100,873

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	43

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Reconciliation of return on average allocated capital (1)

Consumer & Business Banking
Reported net income	$1,658	$1,962	$1,775	$1,389	$1,448
Adjustment related to intangibles (2)	1	1	2	2	2
Adjusted net income	$1,659	$1,963	$1,777	$1,391	$1,450

Average allocated equity (3)	$61,483	$62,007	$62,033	$62,058	$62,084
Adjustment related to goodwill and a percentage of intangibles	(31,983)	(32,007)	(32,033)	(32,058)	(32,084)
Average allocated capital	$29,500	$30,000	$30,000	$30,000	$30,000

Global Wealth & Investment Management
Reported net income	$729	$777	$720	$759	$721
Adjustment related to intangibles (2)	3	4	4	4	4
Adjusted net income	$732	$781	$724	$763	$725

Average allocated equity (3)	$22,243	$20,265	$20,283	$20,300	$20,323
Adjustment related to goodwill and a percentage of intangibles	(10,243)	(10,265)	(10,283)	(10,300)	(10,323)
Average allocated capital	$12,000	$10,000	$10,000	$10,000	$10,000

Global Banking
Reported net income	$1,236	$1,266	$1,134	$1,292	$1,281
Adjustment related to intangibles (2)	—	—	1	—	1
Adjusted net income	$1,236	$1,266	$1,135	$1,292	$1,282

Average allocated equity (3)	$53,407	$45,410	$45,413	$45,416	$45,406
Adjustment related to goodwill and a percentage of intangibles	(22,407)	(22,410)	(22,413)	(22,416)	(22,406)
Average allocated capital	$31,000	$23,000	$23,000	$23,000	$23,000

Global Markets
Reported net income (loss)	$1,310	$(43)	$(872)	$965	$1,112
Adjustment related to intangibles (2)	2	2	2	2	2
Adjusted net income (loss)	$1,312	$(41)	$(870)	$967	$1,114

Average allocated equity (3)	$39,377	$35,380	$35,369	$35,372	$35,372
Adjustment related to goodwill and a percentage of intangibles	(5,377)	(5,380)	(5,369)	(5,372)	(5,372)
Average allocated capital	$34,000	$30,000	$30,000	$30,000	$30,000

For footnotes see page 45.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	44

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2014	Fourth Quarter 2013	First Quarter 2013

Consumer & Business Banking

Deposits
Reported net income	$620	$670	$397
Adjustment related to intangibles (2)	—	—	—
Adjusted net income	$620	$670	$397

Average allocated equity (3)	$36,490	$35,394	$35,407
Adjustment related to goodwill and a percentage of intangibles	(19,990)	(19,994)	(20,007)
Average allocated capital	$16,500	$15,400	$15,400

Consumer Lending
Reported net income	$1,038	$1,292	$1,051
Adjustment related to intangibles (2)	1	1	2
Adjusted net income	$1,039	$1,293	$1,053

Average allocated equity (3)	$24,993	$26,613	$26,676
Adjustment related to goodwill and a percentage of intangibles	(11,993)	(12,013)	(12,076)
Average allocated capital	$13,000	$14,600	$14,600

(1)	There are no adjustments to reported net income (loss) or average allocated equity for Consumer Real Estate Services.

(2)	Represents cost of funds, earnings credits and certain expenses related to intangibles.

(3)	Average allocated equity is comprised of average allocated capital plus capital for the portion of goodwill and intangibles specifically assigned to the business segment.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	45